UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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CATERPILLAR INC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAT

2024 PROXY STATEMENT

Notice of Annual Meeting

June 12, 2024 | 8 a.m. CDT

Virtual Annual Meeting of Shareholders

CAT

CAT

CATERPILLAR®

TABLE OF CONTENTS

We are sending you these proxy materials in connection with Caterpillar’s solicitation of proxies, on behalf of its board of directors, for the 2024 Annual Meeting of Shareholders (Annual Meeting). Distribution of these materials is scheduled to begin on May 3, 2024. Please submit your vote or proxy by telephone, mobile device, internet or, if you received your materials by mail, you can complete and return your proxy or voting instruction form by mail.

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DEAR FELLOW SHAREHOLDERS,

D. James Umpleby III

Chairman and Chief Executive Officer

“OUR VALUES IN ACTION
AND FOCUS ON WINNING THE
RIGHT WAY GUIDE US AS
WE EXECUTE OUR STRATEGY
FOR LONG-TERM PROFITABLE GROWTH
AND FULFILL OUR PURPOSE
OF HELPING OUR
CUSTOMERS BUILD A BETTER,
MORE SUSTAINABLE WORLD.”

On behalf of the board of directors and our Caterpillar team, I cordially invite you to attend the Annual Meeting of Shareholders on June 12, 2024, at 8 a.m. Central Time. This year’s meeting will be held virtually.

We will provide an update on the company’s performance and ask for your vote on several business-related items. Information on participating in this year’s shareholder meeting is on page 77.

Please review this proxy statement to learn more about your board of directors, our governance practices, compensation programs and philosophy, and other key items. Your vote is important. We encourage you to vote your shares by virtually attending the annual meeting, by voting online, by telephone or by mail.

I would like to recognize Dave Calhoun, who has decided to not stand for re-election. Dave has served as a director since 2011, including as Chairman of the Board from 2017-2018 and as Presiding Director from 2018-2022. The board of directors is very grateful to Dave for his valuable contributions and many years of dedicated and excellent service.

Thank you for your ongoing investment in and support of Caterpillar as we continue to execute our enterprise strategy for long-term profitable growth and create shareholder value.

Sincerely,

D. James Umpleby III

Chairman and Chief Executive Officer

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DEAR FELLOW SHAREHOLDERS,

DEBRA L. REED-KLAGES Presiding Director

On behalf of the Board of Directors, thank you for your investment in Caterpillar and for trusting us to oversee your interests.

I write to also express my sincere gratitude to Caterpillar’s employees and management, who continue to drive sustained growth across the enterprise. You are at the center of the Company’s success, and your dedication to serving our customers, implementing our strategy and adhering to our values is significant and impressive.

I am honored that the independent directors have entrusted me to help guide the Board in its independent oversight of the Company over the past two years. Ensuring that your diverse and accomplished Board is well-informed about Caterpillar’s business performance is a critical focus area for me as Presiding Director. Throughout 2023, we had regular discussions with management, which included reviewing the Company’s performance, corporate strategy, significant business initiatives, capital allocation priorities, and business development opportunities. I have personally worked closely with our Chairman & CEO to maintain effective working relationships between the independent directors and Caterpillar’s management. I also take very seriously the responsibility of reviewing and supporting the effectiveness and independence of your Board of Directors.

In 2023, I personally met with many of our largest shareholders alongside senior Caterpillar management. Those meetings have been an invaluable part of my tenure as Presiding Director and have allowed me to better understand shareholders’ interests and share their perspectives with the Board during topical discussions and decision making.

Thank you—our shareholders—for your ongoing investment and support of Caterpillar as we continue to execute our enterprise strategy for long-term profitable growth and create shareholder value. We encourage you to vote your shares at the Annual Meeting.

Very truly yours, DEBRA L. REED-KLAGES Presiding Director

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PROXY SUMMARY

This summary does not contain all of the information you should consider when casting your vote. You should read the complete proxy statement before voting.

ANNUAL MEETING OF SHAREHOLDERS

TIME & DATE	PLACE	RECORD DATE	ADMISSION
8 a.m. Central Time June 12, 2024	Virtual Meeting www.meetnow.global/ MMUDZHQ	The close of business on April 15, 2024	To attend and to register for the Virtual Meeting, please follow instructions on page 77

SHAREHOLDER VOTING MATTERS

Proposal	Board’s Voting Recommendation	Page Reference
1 Election of 9 Directors Named in this Proxy Statement	FOR Each Nominee	8
2 Ratification of our Independent Registered Public Accounting Firm	FOR	34
3 Advisory Vote to Approve Executive Compensation	FOR	37
4 Shareholder Proposal - Independent Board Chairman	AGAINST	65
5 Shareholder Proposal - Lobbying Disclosure	AGAINST	68
6 Shareholder Proposal - Director Board Service	AGAINST	71

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OUR DIRECTOR NOMINEES

			Director		Caterpillar Committees
Nominee and Principal Occupation	Independent	Age	Since	Other Public Company Boards	AC	CHRC	SPPC	NGC	EC
Daniel M. Dickinson Executive Chairman of HCI Equity Partners	Yes	62	2006	None
James C. Fish, Jr. President and CEO of Waste Management, Inc.	Yes	61	2023	Waste Management, Inc.
Gerald Johnson Executive Vice President, Global Manufacturing and Sustainability of General Motors Company	Yes	61	2021	None
David W. MacLennan Former Chair of the Board of Cargill, Inc.	Yes	64	2021	Ecolab Inc.
Judith F. Marks Chair, CEO and President of Otis Worldwide Corporation	Yes	60	2023	Otis Worldwide Corporation
Debra L. Reed-Klages Presiding Director of Caterpillar Inc. Former Chairman and CEO of Sempra Energy	Yes	67	2015	Chevron Corporation Lockheed Martin Corporation
Susan C. Schwab Professor Emerita at the University of Maryland School of Public Policy and Strategic Advisor for Mayer Brown LLP; former United States Trade Representative	Yes	69	2009	FedEx Corporation Marriott International, Inc.
D. James Umpleby III Chairman and CEO of Caterpillar Inc.	No	66	2017	Chevron Corporation
Rayford Wilkins, Jr. Former CEO of Diversified Businesses at AT&T Inc.	Yes	72	2017	Morgan Stanley Valero Energy Corporation
AC: Audit Committee CHRC: Compensation and Human Resources Committee SPPC: Sustainability and other Public Policy Committee NGC: Nominating and Governance Committee EC: Executive Committee						Chair			Member

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GOVERNANCE HIGHLIGHTS

Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens board and management accountability, and builds trust in the Company and its brand. Our governance framework includes, but is not limited to, the following highlights:

Board and Governance Information*		Board and Governance Information
Size of the Board	9	Code of Conduct for Directors, Officers and Employees	Yes
Number of Independent Directors	8	Supermajority Voting Threshold for Mergers	No
Average Age of Directors	65	Proxy Access	Yes
Average Director Tenure (in years)	7.1	Shareholder Action by Written Consent	No
Annual Election of Directors	Yes	Shareholder Ability to Call Special Meetings	Yes
Mandatory Retirement Age	74	Poison Pill	No
Women	33%	Stock Ownership Guidelines for Directors and Executive Officers	Yes
Ethnic/Racial Diversity	22%	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Clawback Policy	Yes
Independent Presiding Director	Yes

*	The information in this table reflects only the director nominees standing for re-election.

2023 PERFORMANCE HIGHLIGHTS

OPERATING	PROFIT	OPERATING	STRONG
PROFIT	PER SHARE	CASH FLOW	BALANCE SHEET
$13.0 billion	$20.12	$12.9 billion	$7.5 billion
Delivered record operating profit of $13.0 billion and record adjusted operating profit(1) of $13.7 billion in 2023. Operating profit margin was 19.3% and adjusted operating profit margin(1) was 20.5%.	Profit per share was a record $20.12 in 2023, compared with $12.64 in 2022. Adjusted profit per share(2) was a record $21.21 in 2023, compared with $13.84 in 2022.	ME&T free cash flow(3) was a record $10.0 billion in 2023, exceeding the high end of the Company’s target range of $4 billion to $8 billion annually.	Returned a record $7.5 billion to shareholders through share repurchases and dividends. The enterprise cash balance at the end of 2023 was $7.0 billion.

(1)	Adjusted operating profit and adjusted operating profit margin are non-GAAP measures, and a reconciliation to the most directly comparable GAAP measures are included on page 76.
(2)	Adjusted Profit Per Share is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure is included on page 76.
(3)	ME&T free cash flow is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure is included on page 76.

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5205 N. O’Connor Boulevard, Suite 100
Irving, TX 75039
Phone (972) 891-7700
www.caterpillar.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The board of directors, after careful consideration, has decided to hold this year’s Annual Meeting exclusively online. If you plan to participate in the virtual meeting, please see the information below as well as the attendance and registration instructions on page 79. There will be no physical location for the Annual Meeting this year.

MEETING INFORMATION

JUNE 12, 2024

8 a.m. Central Time

Website: www.meetnow.global/MMUDZHQ

MEETING AGENDA

1	Elect 9 director nominees named in this Proxy Statement
2	Ratify our independent registered public accounting firm for 2024
3	Approve, by non-binding vote, executive compensation
4	Vote on shareholder proposals
5	Address any other business that properly comes before the meeting

RECORD DATE

April 15, 2024

By Order of the Board of Directors

Nicole M. Puza

Corporate Secretary
May 3, 2024

PLEASE VOTE YOUR SHARES:

We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways:

BY INTERNET	BY MOBILE DEVICE	BY TELEPHONE	BY MAIL
vote online at	scan this QR code to vote with	call the number included on	mail your signed proxy or voting
https://www.caterpillar.com/proxymaterials	your mobile device	your proxy card or notice	instruction form

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder meeting to be held on June 12, 2024.

This Notice of Annual Meeting and Proxy Statement and the 2023 Annual Report on Form 10-K are available at https://www.caterpillar.com/proxymaterials.

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DIRECTORS & GOVERNANCE

PROPOSAL 1 – ELECTION OF DIRECTORS

What am I voting on?

Shareholders are being asked to elect the 9 director nominees named in this Proxy Statement for a one-year term.

Board Voting Recommendation:

FOR the election of each of the board’s director nominees.

OVERVIEW OF OUR DIRECTOR NOMINEES

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BOARD ATTENDANCE - 2023

Board	6	6	6	5	6	6	5	6	6	6	6	99% Attendance of directors for 2023
Audit	10		10	8		9	8				9
Compensation and Human Resources	6		5		6		5				6
Sustainability and other Public Policy	5	5		5	5	5			5
Nominating and Governance	6	6						6	6
Executive	1		1			1		1			1

(1)	Mr. Fish and Ms. Marks were each appointed to the Board effective March 1, 2023 and attended all of the Committee and Board meetings held thereafter.

The board’s policy is to encourage and expect that all directors attend each Annual Meeting of Shareholders. All then-serving directors attended the 2023 Annual Meeting. The independent directors generally meet in an executive session as part of each regularly scheduled board meeting. The board’s independent Presiding Director presided over the board’s executive sessions in 2023.

BOARD EVOLUTION SINCE 2016

■	Seven new directors elected
■	Rotation of board committee chairs
■	Restructured committees by creating the Sustainability and other Public Policy Committee and the Nominating and Governance Committee
■	Presiding Director rotation
■	Expanded qualifications and diversity represented on board

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DIVERSITY OF SKILLS AND EXPERTISE

The following skills matrix displays the most significant skills and qualifications that each director nominee possesses. The board does not assign a specific weight to any particular skill. Rather, the Nominating and Governance Committee (NGC) regularly reviews the composition of the board as a whole to ensure that the board maintains a balance of knowledge and experience and to assess the skills and characteristics that the board may find valuable in the future in light of strategic plans and operating requirements of the Company and the best interests of shareholders.

SUMMARY OF INDIVIDUAL DIRECTOR NOMINEE SKILLS, CORE COMPETENCIES AND ATTRIBUTES

Caterpillar Board Tenure (Years)	18	1	3	3	1	9	15	7	7	7.1 years Average Tenure
Board of Directors Experience (other boards) Directors with experience on other boards and board committees understand the function of a board, corporate governance best practices, agenda setting, succession planning and relations between the board, the CEO and senior management.										89%
Audit Committee Financial Expert
Experience as an Audit Committee Financial Expert is important given our use of financial targets as measures of performance and the importance of accurate financial reporting and robust internal auditing.										100% of AC Members
CEO Directors with experience in a CEO role enhance the board’s ability to evaluate and advise our CEO on leading a large, complex, multinational corporation, as well as oversee strategic planning, values, and environmental, social and governance issues.										56%
Leadership Directors with significant leadership experience enhance the board’s ability to oversee strategic planning, values, and environmental, social and governance issues.										100%
Business Development and Strategy Directors with a background in business development provide insight into developing and implementing strategies for growing our business, including the opportunities represented by the energy transition.										100%
Government/Regulatory Affairs Directors with experience in government or regulatory affairs provide experience and insights that help us understand opportunities across global markets and address regulatory issues, government affairs and present-day issues affecting business.										44%

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Customer and Product Support Services Expertise in customer and product support services greatly increases a director’s understanding of our complex business operations and our focus to grow services to better support our customers.										67%
Finance & Accounting Knowledge of finance and accounting assists our directors in understanding, advising on and monitoring the Company’s capital structure, financing and investing activities, as well as our financial reporting and internal controls.										78%
Risk Management Directors with experience in risk management, including with respect to environmental, social and cybersecurity matters, enhance oversight of the evaluation, assessment and mitigation of the most significant risks facing the Company.										89%
Technology Directors with expertise in technology fields offer insights on technology innovations, product development, digital solutions, innovative business models, data analytics, eCommerce applications and cybersecurity risks, and understand the importance of investing in new technologies for future growth.										78%
Global Experience Directors with experience conducting business or operations outside of the United States provide political, economic and cultural perspectives and insights that are valuable to our global Company and help us better understand opportunities and challenges across global markets.										89%
Manufacturing/Logistics Relevant experience in manufacturing provides a valuable perspective and is important in understanding the business operations and capital needs of the Company.										56%
Women										33%
Racial/Ethnic Diversity										22%
Age	62	61	61	64	60	67	69	66	72	65 years Average Age

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DIRECTOR CONTINUOUS EDUCATION AND DEVELOPMENT

The Company places high importance on the continuous development of its board.

Directors benefit from access to various governance and directorship organizations and publications to which Caterpillar subscribes. They also have ongoing education and development opportunities through participation in meetings and attendance at activities and professional development training offered by associations such as the National Association of Corporate Directors and Lead Director Network. They also receive a weekly digest of news articles related to Caterpillar.

Directors receive specialized presentations from experts in the Company’s various businesses in the course of their service. Since the last annual shareholder meeting, these presentations have included:

■	updates on technology and digital
■	health and safety
■	retail customer aftermarket
■	strategic focus areas and regular updates concerning the operations of certain businesses within our operating segments
■	key risks and mitigation strategies
■	sustainability
■	talent management
■	cybersecurity
■	the Cat® dealer network

Directors are also given development and education opportunities through facility visits, product demonstrations and speaking or meeting directly with members of management and other employees. For example, the directors have visited the Tucson, Arizona, facility and observed new products designed to help our customers achieve their climate-related goals. The directors had the opportunity to observe and operate products such as the battery electric, zero-exhaust-emissions mini excavator. Directors also speak with Company dealers and customers to better understand the Company’s operations and business, and also attend industry trade shows such as CONEXPO.

These opportunities allow directors to be well-informed and to expand their knowledge of trends and issues relevant to their role.

BOARD’S ROLE IN COMPANY STRATEGY

The board has an active role in overseeing the Company’s strategy. The board regularly reviews management’s progress in executing the strategy. In 2022, the board initiated comprehensive strategic reviews that included individual strategy reviews with members of the Executive Office. These reviews included discussions of the economic, technological, environmental, talent, competitive challenges and opportunities related to the Company’s business. The board continued this practice in 2023 and plans to continue this practice going forward. In between comprehensive strategy reviews, the Board receives in-depth briefings on strategic topics throughout the year.

BOARD’S ROLE IN RISK OVERSIGHT

The board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and legal compliance risks. The board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure compliance committee meetings, a Code of Conduct that applies to all employees, executives and directors, quality standards and processes, an ethics and compliance program, and comprehensive internal audit processes. The board’s risk oversight role also includes the selection and oversight of the independent auditors. The board implements its risk oversight function both as a board and through delegation to board committees, which meet regularly and report back to the board. The board has delegated the oversight of specific risks to board committees that align with their functional responsibilities.

The Audit Committee (AC) assists the board in overseeing the enterprise risk management program and evaluates and monitors risks related to the Company’s financial reporting requirements, system of internal controls, the internal audit program, the independent auditor, the compliance program and the information security program. The AC assesses cybersecurity and information technology risks and the controls implemented to monitor and mitigate these risks. The Chief Information Officer attends all bimonthly AC meetings and provides cybersecurity updates to the AC and board.

The Compensation and Human Resources Committee (CHRC) monitors and assesses risks associated with the Company’s employment and compensation policies and practices.

The NGC oversees various governance matters and the Sustainability and other Public Policy Committee (SPPC) oversees risks related to sustainability and other public policy issues that affect the Company, including health and safety, lobbying and political contributions, and human rights.

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DIRECTOR NOMINATIONS AND EVALUATIONS

PROCESS FOR NOMINATING AND EVALUATING DIRECTORS

The NGC solicits and receives recommendations for potential director candidates from shareholders, management, directors, professional search firms and other sources. In its assessment of each potential candidate, the NGC considers each candidate’s professional experience, integrity, honesty, judgment, independence, accountability, willingness to express independent thought, understanding of the Company’s business and other factors that the NGC determines are pertinent in light of the current needs of the board. Candidates must have successful leadership experience and stature in their primary fields, with a background that demonstrates an understanding of business affairs as well as the complexities of a large, publicly held company. In addition, candidates must have demonstrated an ability to think strategically and make decisions with a forward-looking focus and the ability to assimilate relevant information on a broad range of complex topics. In evaluating director candidates, the NGC also considers key skills and experience related to the Company’s strategy for long-term profitable growth, which identifies services, expanded offerings, operational excellence and sustainability as primary focus areas.

While not a requirement for board service, one of the qualifications the board considers in evaluating director candidates is experience as a director of another public company.  Service on other public company boards is especially valuable because it provides our directors with meaningful experience and insights that they draw upon to provide effective oversight of Caterpillar, including the highly complex regulatory mechanisms and framework that drive the operations of a public company board.  However, candidates must have the ability to devote the time necessary to meet a director’s responsibilities to a company of our size and complexity; accordingly, under our Guidelines on Corporate Governance Issues (Corporate Governance Guidelines), directors must serve on no more than four public company boards in addition to Caterpillar.  Currently, none of our director nominees serve on more than two additional public company boards.

The board values diversity of talents, skills, abilities and experiences and believes that board diversity of all types enhances the performance of the board and provides significant benefits to the Company. Accordingly, the NGC takes into account the diversity of the board in selecting new director candidates.

DIRECTOR RECRUITMENT PROCESS

CANDIDATE RECOMMENDATIONS	NGC	BOARD OF DIRECTORS	SHAREHOLDERS
from Shareholders, Management, Directors, professional search firms and other sources	Discusses & Reviews Qualifications and Expertise Enterprise Strategy Board Needs Diversity Interviews Recommends Nominees	Discusses NGC Recommendations Analyzes Independence Selects Nominees	Vote on Nominees at Annual Meeting

The following table summarizes certain key characteristics of the Company’s businesses and the associated qualifications, skills and experience that the NGC believes should be represented on the board.

BUSINESS CHARACTERISTICS	QUALIFICATIONS, SKILLS AND EXPERIENCE
■ The Company is a global manufacturer with products sold around the world.	■ Manufacturing or logistics operations experience ■ Broad international exposure
■ Technology and customer and product support services are important.	■ Technology experience ■ Customer and product support experience
■ The Company’s businesses undertake numerous transactions in many countries and in many currencies.	■ Diversity of race, ethnicity, gender, cultural background or professional experience ■ High level of financial literacy ■ Mergers and acquisitions experience

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BUSINESS CHARACTERISTICS	QUALIFICATIONS, SKILLS AND EXPERIENCE
■ Demand for many of the Company’s products is tied to conditions in the global commodity, energy, construction and transportation markets.	■ Experience in the evaluation of global economic conditions ■ Knowledge of commodity, energy, construction or transportation markets
■ The Company’s businesses are impacted by regulatory requirements and policies of various governmental entities around the world.	■ Governmental and international trade experience
■ The board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	■ Risk oversight/management expertise ■ Relevant executive and leadership experience ■ Cybersecurity experience

NOMINATIONS FROM SHAREHOLDERS

The NGC considers unsolicited inquiries and director nominees recommended by shareholders in the same manner as nominees from all other sources. Recommendations should be sent to the Corporate Secretary, 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039. Shareholders may nominate a director candidate to serve on the board by following the procedures described in our bylaws. Deadlines for shareholder nominations for Caterpillar’s 2025 Annual Meeting of Shareholders are included in the section on page 75, Shareholder Proposals and Director Nominations for the 2025 Annual Meeting.

The number of persons comprising the Caterpillar board of directors is currently established as 10. All of the board’s nominees have consented to being named in this proxy statement and to serve if elected. If all nominees are elected, the number of persons comprising the board will be 9 following the Annual Meeting. If any of the board’s nominees should become unavailable to serve as a Director prior to the Annual Meeting, the size of the board and number of board nominees will be reduced accordingly.

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DIRECTOR CANDIDATE BIOGRAPHIES AND QUALIFICATIONS

Directors have been in their current positions for the past five years unless otherwise noted. Information is as of April 1, 2024. The board has nominated the following individuals to stand for election for a one-year term expiring at the Annual Meeting of Shareholders in 2025.

The experiences and qualifications of each of the director nominees enable each of them to provide meaningful input and guidance to the board.

DANIEL M. DICKINSON Executive Chairman of HCI Equity Partners (private equity firm) CEO of Right to Dream (youth association football organization) Age: 62 Director since: 2006 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ None	CATERPILLAR BOARD COMMITTEES: ■ Audit, Chair ■ Compensation and Human Resources ■ Executive OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	Executive Chairman, Co-Founder and Managing Partner (2001–present), HCI Equity Partners
■	Held roles including Co-Head of Global M&A, Head of European M&A and Head of Global Manufacturing and Services M&A (1993–2001), Merrill Lynch
■	Vice President, M&A Group (1987–1993), The First Boston Corporation (now Credit Suisse)

Qualifications

■	Audit Committee Financial Expert, Leadership, Business Development and Strategy, Finance & Accounting, Risk Management and Global Experience – obtained during his over 35-year career in mergers and acquisitions, private equity business and investment banking, both in the U.S. and internationally, at HCI Equity Partners, where he founded and led the firm to become a leading lower middle market private equity firm; as Co-Head of Global M&A at Merrill Lynch; and as Vice President, M&A at First Boston, which allows him to provide insights for evaluating investment opportunities and contributes to the board’s understanding and analysis of complex issues. He also serves as Chairman of five of HCI’s portfolio companies and drives metric-based environmental stewardship, diversity, equity and inclusion and governance initiatives at these companies. He has also led environmental, social and governance-related transformations at many of the firm’s investments. He also serves as CEO of Right to Dream, a global organization developing schools and sports academies to provide educational and athletic opportunities for children from underdeveloped areas of Africa.
■	Customer and Product Support Services and Manufacturing/Logistics – gained while serving as Head of Global Manufacturing and Services M&A at Merrill Lynch.
■	Board of Directors Experience (other boards) – gained while serving on various public company boards, including on the board of Mistras Group and Progressive Waste Solutions (now known as Waste Connections).

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JAMES C. FISH, JR. President and CEO of Waste Management, Inc. (waste and environmental services) Age: 61 Director since: 2023 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Waste Management, Inc.	CATERPILLAR BOARD COMMITTEES: ■ Audit ■ Sustainability and other Public Policy OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	President and Chief Executive Officer (2016–present), Chief Financial Officer (2012–2016), Executive Vice President (2012–2016), Senior Vice President – Eastern Group (2011–2012), Vice President – PA/WV Area (2009–2011), Vice President – Pricing (2003–2006), Director – Financial Planning (2001–2003), Waste Management, Inc.
■	Vice President – Finance (1999–2001), Westex
■	Vice President – Revenue Management (1995–1999), Trans World Airlines, Inc.
■	Director of Yield Management (1986–1995), America West Airlines, Inc.

Qualifications

■	CEO, Leadership, Business Development and Strategy, and Risk Management – obtained while serving in leadership roles, including CEO, of Waste Management, North America’s largest comprehensive waste management environmental solutions provider. As President and CEO of Waste Management, he has shifted the company’s sustainability strategy to focus on minimizing its environmental impact by reducing carbon emissions, investing in differentiated, innovative technologies and automation, and expanding recycling and renewable energy infrastructure to help Waste Management’s customers achieve their sustainability goals. As CEO of a heavily regulated business, he leads a large government affairs team that interacts with all levels of government.
■	Audit Committee Financial Expert and Finance & Accounting – obtained while serving as CFO of Waste Management where he gained valuable expertise in accounting and external reporting.
■	Board of Directors Experience (other boards) – gained while serving as a director of Waste Management.

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GERALD JOHNSON Executive Vice President, Global Manufacturing and Sustainability of General Motors Company (manufacturing) Age: 61 Director since: 2021 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ None	CATERPILLAR BOARD COMMITTEES: ■ Compensation and Human Resources ■ Sustainability and other Public Policy OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	Executive Vice President, Global Manufacturing and Sustainability (2019–present), Vice President North America Manufacturing and Labor Relations (2017–2019), Vice President Global Operational Excellence (2014–2017), joined in the company 1980, General Motors Company (GM)

Qualifications

■	Audit Committee Financial Expert, Leadership, Business Development and Strategy, Customer and Product Support Services, Technology, Global Experience and Manufacturing/Logistics – obtained during his over 40-year career at GM, including his current role, where he is responsible for the quality and safety performance for 103,000 employees, representing more than 129 manufacturing facilities in 16 countries on five continents, which allows him to provide valuable insight and perspective to the Board on strategic and business matters. He leads global manufacturing and sustainability at GM where he is responsible for GM’s achievement of its climate commitments. He has also led GM’s Global Manufacturing, Sustainability, Manufacturing Engineering and Labor Relations organizations. He was a founding member of GM’s Inclusion Advisory Board, created to foster and grow an inclusive internal culture while ensuring continuous improvement in diversity and equity. He is an active member of General Motors African Ancestry Network, the mission of which is to attract, develop and retain employees of African ancestry. He has also served as a member of the GM Political Action Committee Board and Steering Committee since 2020.

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DAVID W. MACLENNAN Former Chair of the Board of Cargill, Inc. (food and agriculture) Age: 64 Director since: 2021 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Ecolab Inc.	CATERPILLAR BOARD COMMITTEES: ■ Audit ■ Sustainability and other Public Policy, Chair ■ Executive OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	Executive Chair (2023), Chair (2015–2022), Chief Executive Officer (2013–2022), Chief Operating Officer (2011–2013), Chief Financial Officer (2008–2011), joined the company in 1991, Cargill, Inc.

Qualifications

■	CEO, Leadership, Business Development and Strategy, Government/Regulatory Affairs, Risk Management, Technology, Global Experience and Manufacturing/Logistics – obtained while serving in leadership roles at and as former CEO of Cargill, a large multinational corporation, where he helped develop a business model and culture to position Cargill for long-term success. He oversaw Cargill’s building of expertise in alternative proteins and development of technologies and digital solutions to transform farming, supply chains and food delivery, and undertook several large acquisitions during his tenure. As CEO of Cargill, he worked to address climate change and water risks by investing in renewable diesel, decarbonize maritime shipping by developing new wind propulsion technology that aimed to reduce shipping carbon dioxide emissions by as much as 30% and strengthen the food system by training over five million farmers globally on regenerative agriculture practices that sequester carbon, improve soil health and increase crop yields. He also directed numerous diversity, equity and inclusion initiatives including establishing specific time bound goals for gender and ethnic representation in senior management and helped establish the most diverse top leadership team in Cargill’s history. He created a particular focus on safety and reduction of injuries in Cargill’s facilities. His CEO responsibilities also included frequent interaction with government officials and NGO’s throughout the world and he also served on Cargill’s Board of Directors for over 15 years.
■	Finance & Accounting and Audit Committee Financial Expert – developed while serving as CFO of Cargill, where he was responsible for all financial aspects of the business, including financing, internal controls and reporting, capital investments and budgeting.
■	Board of Directors Experience (other boards) – gained while serving as a director on the board of Ecolab since 2016 where he is a member of the Audit Committee, Chair of the Governance Committee and is the Lead Independent Director.

2024 PROXY STATEMENT	18

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JUDITH F. MARKS Chair, CEO and President of Otis Worldwide Corporation (elevator and escalator manufacturing, installation and service) Age: 60 Director since: 2023 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Otis Worldwide Corporation	CATERPILLAR BOARD COMMITTEES: ■ Audit ■ Compensation and Human Resources OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ Hubbell Incorporated

Experience

■	Chair of the Board (2022–present), Chief Executive Officer (2019–present), President (2017–present), Otis Worldwide Corporation
■	Chief Executive Officer (2017), Executive Vice President of New Equipment Solutions (2016–2017), Executive Vice President of Global Solutions (2015–2016), Dresser-Rand Group, Inc.
■	Chief Executive Officer (2017), Siemens USA, President and Chief Executive Officer (2011–2015), Siemens Government Technologies, Inc.
■	Vice President of Strategy & Business Development, Electronic Systems (2009–2011), President of Transportation & Security Solutions (2005–2009), President of Information Systems & Global Services (2005–2009), Executive Vice President of Transportation and Security Solutions (2005), President of Distribution Technologies Division (2001–2005), Lockheed Martin Corporation

Qualifications

■	Audit Committee Financial Expert, CEO, Leadership, Business Development and Strategy, Customer and Product Support Services, Finance & Accounting, Risk Management, Technology, Global Experience and Manufacturing/Logistics – gained from her experience in executive positions at Otis Worldwide Corporation, the world’s leading provider and maintainer of elevators, escalators and moving walkways; as Executive Vice President of New Equipment Solutions and Executive Vice President of Global Solutions of Dresser-Rand Group, Inc.; as President and CEO of Siemens USA and Siemens Government Technologies, Inc.; and in various senior leadership positions at Lockheed Martin Corporation. During her current tenure at Otis, she led the successful spin-off of Otis to an independent publicly traded company, and prioritized and advanced Otis’ sustainability program by embedding it into the company strategy as a key element to drive added value for all stakeholders; oversaw the company announcing that 100% of global factories achieved ISO certification four years ahead of the company goal and launching the Otis Gen360 connected elevator designed to offer higher energy efficiency and a light carbon footprint comparable Gen2 configurations. She also sponsored Made to Move Communities, Otis’ signature corporate social responsibility program that focuses on advancing youth STEM education and inclusive mobility solutions and serves as Chair of Otis’ Diversity, Equity and Inclusion Advisory Group. In her role as CEO of Siemens USA, she led a $24B global organization in the areas of electrification, automation and digitalization with 50,000 employees and 60 manufacturing locations.
■	Board of Directors Experience (other boards) – gained while serving as a director and Chair of the Board of Otis Worldwide Corporation. She also previously served as a director on the boards of AdvanceCT, Hubbell Incorporated and Siemens Government Technologies, Inc.

2024 PROXY STATEMENT	19

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DEBRA L. REED-KLAGES Former Chairman and CEO of Sempra Energy (energy infrastructure and utilities) Age: 67 Director since: 2015 INDEPENDENT Presiding Director	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Chevron Corporation ■ Lockheed Martin Corporation

CATERPILLAR BOARD COMMITTEES:

■  Nominating and Governance, Chair

■  Executive, Chair

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS:

■  Halliburton Company

■  Oncor Electric Delivery Company LLC

■  Sempra Energy

Experience

■	Chairman of the Board (2012–2018), Chief Executive Officer (2011–2018), Executive Vice President (2010–2011), President and Chief Executive Officer, San Diego Gas and Electric and Southern California Gas Co., joined the company in 1978, Sempra Energy

Qualifications

■	Audit Committee Financial Expert, CEO, Leadership, Business Development and Strategy, Customer and Product Support Services, Finance & Accounting, Risk Management, Technology and Global Experience – gained over her three decades of experience in senior management and executive positions, including as former CEO at Sempra, an energy infrastructure and utilities company, which also conducts business in Mexico and South America. While leading Sempra, she oversaw significant growth in the use of renewable generation, allowing her to provide valuable insights into trends in the power, oil and gas industries, which are key end-user markets for Caterpillar products. As Chair and CEO of Sempra Energy, she led the transformation of San Diego Gas & Electric from all fossil fuel generation to become one of the utilities with the highest percentage of renewables in its portfolio and oversaw initiatives such as developing infrastructure in Mexico. Sempra Energy led renewable development, building wind and solar projects in the U.S. and Mexico to provide clean energy to customers. She also led diversity and inclusion and supplier diversity at Sempra. In her role as Vice President of Human Resources at Southern California Gas Co., she led diversity and inclusion and succession planning and development efforts and oversaw labor relations and union negotiations. Additionally, she also led compliance efforts enacting the corporate ethics policy at Sempra and ensuring proper governance and compliance frameworks were in place.
■	Government/Regulatory Affairs – gained while in leadership roles at Sempra while serving four years on the National Petroleum Council, an advisory committee to the United States Secretary of Energy to study energy policy. In her leadership roles at Sempra, she led highly regulated energy businesses in numerous states and internationally and worked extensively with a wide array of government entities and regulators.
■	Board of Directors Experience (other boards) – gained while a director of other large, publicly traded corporations such as Chevron, Lockheed Martin and Halliburton. She previously chaired the Nominating and Corporate Governance Committee at Haliburton and currently serves on the Management Development and Compensation Committee and Nominating and Corporate Governance Committee at Lockheed Martin and chairs the Audit Committee at Chevron.

2024 PROXY STATEMENT	20

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SUSAN C. SCHWAB Professor Emerita at the University of Maryland School of Public Policy and Strategic Advisor for Mayer Brown LLP (global law firm) Age: 69 Director since: 2009 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ FedEx Corporation ■ Marriott International, Inc.	CATERPILLAR BOARD COMMITTEES: ■ Sustainability and other Public Policy ■ Nominating and Governance OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ The Boeing Company

Experience

■	Board Chair (2022–present), National Foreign Trade Council
■	Professor Emerita (2019–present), Professor (2009–2019), University of Maryland School of Public Policy
■	Strategic Advisor (2010–present), Mayer Brown LLP
■	U.S. Trade Representative (2006–2009), Deputy U.S. Trade Representative (2005–2006), United States Government
■	President and Chief Executive Officer (2004–2005), University System of Maryland Foundation
■	Consultant (2003), U.S. Department of Treasury
■	Dean (1995–2003), University of Maryland School of Public Policy
■	Director of Corporate Business Development (1993–1995), Motorola, Inc.
■	Assistant Secretary of Commerce and Director General (1989–1993), U.S. and Foreign Commercial Service

Qualifications

■	Leadership, Business Development and Strategy, Risk Management and Global Experience – obtained over her 30-year career in international trade, commerce and public policy education, which allows her to provide important insights for the Company’s global business model and long-standing support of open trade, as well as meaningful input and guidance to the board on strategy and geopolitics and the evaluation of global economic conditions. As Dean of the University of Maryland School of Public Policy, she led a strategic realignment of the school’s curriculum that led to a new specialization in philanthropy and non-profit management and also co-founded a non-profit to fund students of color to benefit from graduate programs and consider careers in public policy and international affairs. While working as U.S. Trade Representative, a Cabinet post, she worked to eliminate tariff barriers to environmental goods, such as clean energy technologies, worked with key non-governmental organizations to help champion negotiations to eliminate subsidization of industrial fishing fleets that contribute to overfishing of the oceans, helped build enforceable environmental and labor provisions into U.S. trade agreements for the first time, and helped negotiate and achieve Congressional passage of trade agreements.
■	Government/Regulatory Affairs – gained as U.S. Trade Representative and Director-General of the U.S. and Foreign Commercial Service, the export promotion arm of the U.S. government. As Director General of U.S. and Foreign Commercial Service, she was responsible for over 200 field offices in the U.S. and 70 countries, with supervisory responsibility for American and international employees in multiple employment systems. She also introduced the agency’s first training curriculum with diversity, equity and inclusion components.
■	Board of Directors Experience (other boards) and Technology – gained while serving as a director of other large, publicly traded multinational corporations, including FedEx, Marriott and Boeing.

2024 PROXY STATEMENT	21

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D. JAMES UMPLEBY III Chairman and CEO of Caterpillar Inc. Age: 66 Director since: 2017 MANAGEMENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Chevron Corporation	CATERPILLAR BOARD COMMITTEES: ■ None OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	Chairman (2018–present), Chief Executive Officer (2017–present), Group President, Energy & Transportation segment (2013–2016), Vice President and President of Solar Turbines (2010–2012), joined a company subsidiary in 1980, Caterpillar Inc.

Qualifications

■	Audit Committee Financial Expert, CEO, Leadership, Business Development and Strategy, Finance & Accounting and Risk Management – obtained during his more than three decades of experience in senior management and executive positions and more than a decade of financial responsibility and experience at Caterpillar. This includes oversight of all aspects of Caterpillar’s environmental and sustainability policies and strategies, such as the introduction of new products and services that contribute to sustainability efforts by reducing waste and fuel consumption and increasing safety and operator ease of use. He also formerly served as a director of the World Resources Institute, which works to secure a sustainable future. Additionally he oversees all aspects of Caterpillar’s diversity and inclusion policies and strategies, including the introduction of Caterpillar’s five pillar diversity and inclusion framework.
■	Customer and Product Support Services, Technology, Global Experience and Manufacturing/Logistics – developed during his long career at Caterpillar, the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives with extensive international operations.
■	Board of Directors Experience (other boards) – gained while serving as a director Chevron Corporation, where he is a member of the Board Nominating and Governance Committee and the Public Policy and Sustainability Committee. He also serves on the U.S.-India Strategic Partnership Forum and the Peterson Institute for International Economics. He is a trustee of Rose-Hulman Institute of Technology, and he is a member of Business Roundtable, The Business Council and the National Petroleum Council.

2024 PROXY STATEMENT	22

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RAYFORD WILKINS, JR. Former CEO of Diversified Businesses at AT&T Inc. (telecommunications) Age: 72 Director since: 2017 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Morgan Stanley ■ Valero Energy Corporation	CATERPILLAR BOARD COMMITTEES: ■ Compensation and Human Resources, Chair ■ Audit ■ Executive OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	CEO of Diversified Businesses (2007–2012), held other leadership roles including Group President of Marketing and Sales, SBC Communications, President and CEO, SBC and Pacific Bell, and President and CEO Southwestern Bell Telephone, joined in 1974, AT&T Inc.

Qualifications

■	Audit Committee Financial Expert, Leadership, Business Development & Strategy, Government/Regulatory Affairs, Customer and Product Support Services, Finance & Accounting, Risk Management, Technology and Global Experience – gained while in leadership roles at AT&T, where he was responsible for international investments, AT&T Interactive, AT&T Advertising Solutions, customer information services and the consumer wireless initiative in India; his service on the Advisory Council of the McCombs School of Business at the University of Texas at Austin and his service as a director at Valero Energy Corporation and Morgan Stanley. As chair of Valero’s Human Resources and Compensation Committee, he was integral to Valero’s progress in linking pay with HSE (health, safety and environmental) and ESG performance. He also served on the Institute for Inclusion Advisory Board at Morgan Stanley, which aims to develop and accelerate an integrated and transparent diversity, equity and inclusion strategy.
■	Board of Directors Experience (other boards) – gained while a director and committee chair of other large, publicly traded corporations, including as chair of the Governance and Sustainability Committee at Morgan Stanley and chair of the Human Resources and Compensation Committee and the newly established Sustainability and Public Policy Committee at Valero Energy Corporation.

2024 PROXY STATEMENT	23

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DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation for our non-employee directors during the year ended December 31, 2023. Mr. Umpleby, who served as Chairman and CEO during 2023, did not receive separate compensation for his service on the board.

Annual compensation for non-employee directors for 2023 was comprised of the following components:

Restricted Stock Units (1 Year Vesting)	$170,000	[1]
Cash Retainer	$150,000
Cash Stipends:
Presiding Director (Executive Committee Chair)	$50,000
Audit Committee Chair	$35,000	[2]
Compensation and Human Resources Committee Chair	$25,000
Nominating and Governance Committee Chair	$25,000	[2]
Sustainability and other Public Policy Committee Chair	$25,000	[2]
(1)	Restricted Stock Units (“RSUs”) Value Effective June 14, 2023.
(2)	Chair Stipends Effective June 14, 2023.

Directors are required to own Caterpillar common stock equal to five times their annual cash retainer. Directors have a five-year period from the date of their election or appointment to meet the target ownership guidelines. All directors are in compliance with these guidelines. Under the Company’s Directors’ Deferred Compensation Plan, directors may defer 50% or more of their annual cash retainer and stipend into an interest-bearing account or an account representing phantom shares of Caterpillar stock. Directors may also defer 50% or more of their RSUs at vesting into an account representing phantom shares of Caterpillar stock. Directors that joined the board prior to April 1, 2008, also are able to participate in a Charitable Award Program. A donation of up to $500,000 will be made by the Company in the director’s name to charitable organizations selected by the director and a donation of up to $500,000 also will be made by the Company in the director’s name to the Caterpillar Foundation. Directors derive no financial benefit from the Charitable Award Program.

2024 PROXY STATEMENT	24

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DIRECTOR COMPENSATION FOR 2023

Director	Fees Earned or Paid in Cash		Restricted Stock Units(1)		All Other Compensation(2)	Total
Kelly A. Ayotte	$103,780	(3)(4)	$169,907	(4)	$—	$273,687
David L. Calhoun	$150,000		$169,907		$5,000	$324,907
Daniel M. Dickinson	$182,734	(3)	$169,907		$18,985	$371,626
James C. Fish, Jr.	$125,000	(3)	$169,907		$—	$294,907
Gerald Johnson	$150,000		$169,907		$5,000	$324,907
David W. MacLennan	$159,851	(3)	$169,907		$—	$329,758
Judith F. Marks	$125,000	(3)	$169,907		$—	$294,907
Debra L. Reed-Klages	$222,734	(3)	$169,907		$—	$392,641
Edward B. Rust, Jr.	$68,407	(5)	$—		$11,055	$79,462
Susan C. Schwab	$150,000		$169,907		$5,000	$324,907
Rayford Wilkins, Jr.	$175,000		$169,907		$5,000	$349,907
(1)	As of December 31, 2023, the number of RSUs (including accrued dividend equivalent units) and Phantom Shares held by those serving as non-employee directors during 2023 was: Ms. Ayotte: 2,902 Phantom Shares; Mr. Calhoun: 26,137 (which consists of 705 RSUs, and 25,432 Phantom Shares); Mr. Dickinson: 21,174 (which consists of 705 RSUs and 20,469 Phantom Shares); Mr. Fish: 705 RSUs; Mr. Johnson: 705 RSUs; Mr. MacLennan: 1,375 (which consists of 705 RSUs, and 670 Phantom Shares); Ms. Marks: 705 RSUs; Ms. Reed-Klages: 12,573 (which consists of 705 RSUs, and 11,868 Phantom Shares); Mr. Rust: 40,221 Phantom Shares; Ms. Schwab: 23,220 (which consists of 705 RSUs, and 22,515 Phantom Shares); and Mr. Wilkins: 705 RSUs.
Mr. Calhoun and Ms. Schwab elected to defer 100% of their 2023 Cash Retainer into Phantom Shares of Caterpillar stock in the Directors’ Deferred Compensation Plan. These deferrals, plus the accumulated value of previous retainer deferrals for each of Ms. Ayotte, Mr. Dickinson, Ms. Reed-Klages and Mr. Rust, are included in the Phantom Shares totals above. Mr. Johnson and Ms. Marks elected to defer 100% of their 2023 Cash Retainer into the Interest Fund in the Directors’ Deferred Compensation Plan.
Ms. Ayotte, Mr. Calhoun, Mr. MacLennan, Ms. Reed-Klages and Ms. Schwab elected to defer a portion of their equity award that vested on June 8, 2023, into the Directors’ Deferred Compensation Plan. These deferrals, plus the accumulated deferrals of previous equity awards, are also included in the Phantom Share totals above. Mr. MacLennan elected to defer 50%, and Ms. Ayotte, Mr. Calhoun, Mr. Johnson, Ms. Reed-Klages and Ms. Schwab elected to defer 100% of their respective equity award granted on June 14, 2023.
(2)	All Other Compensation represents amounts paid in connection with the Directors’ Charitable Award Program, Caterpillar Foundation’s Matching Gifts Program and the Caterpillar Political Action Committee Charitable Matching Program (CATPAC’s PACMATCH program).
For directors eligible to participate in the Directors’ Charitable Award Program, the amounts listed include the insurance premium and administrative fees as follows: Mr. Dickinson $7,985 and Mr. Rust $11,055.
In 2023, the Caterpillar Foundation matched contributions made by employees and directors to eligible 501(c)(3) nonprofits and accredited U.S. public/private pre-K-12 schools or school districts to which contributions are tax-deductible, up to a maximum match of $10,000 per participant per calendar year. Additionally, in 2023, the Caterpillar Foundation also provided a 2:1 match program for a period of time in support of Giving Tuesday that allowed participants to donate up to $500 to be matched at a 2:1 ratio. The amounts listed include Charitable Caterpillar Foundation matching gifts as follows: $11,000 for Mr. Dickinson.
As part of CATPAC’s PACMATCH program, Caterpillar Inc. will contribute to up to four charities on behalf of eligible members who contribute at the suggested giving level. The annual CATPAC contribution limit is $5,000. Mr. Calhoun, Mr. Johnson, Ms. Schwab and Mr. Wilkins had contributions matched.
(3)	Total fees earned or paid in 2023 include pro-rated Cash Retainer and/or Cash Stipends for directors who commenced or ceased board service or held or transitioned committee chair positions over the course of the year. The cash compensation for Ms. Ayotte, Mr. Dickinson and Ms. Reed-Klages reflect pro-ration of the increase in chair stipends effective June 14, 2023 and for Mr. MacLennan reflects pro-ration of the chair stipend for his transition to chair of the Sustainability and other Public Policy Committee, effective August 8, 2023. Cash compensation for Mr. Fish and Ms. Marks reflect pro-ration from March 1, 2023, the date they joined the board.
(4)	Ms. Ayotte retired from the board effective August 8, 2023, and, as a result, forfeited the RSUs awarded to her on June 14, 2023 ($169,907). Her cash compensation includes pro-ration to the date her board service ceased.
(5)	Mr. Rust did not stand for re-election, thereby concluding his board service June 14, 2023. His cash compensation includes pro-ration to the date his board service ceased.

2024 PROXY STATEMENT	25

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BOARD ELECTION AND LEADERSHIP STRUCTURE

Directors are elected at each annual meeting to serve for a one-year term. In uncontested elections, directors are elected by a majority of the votes cast for such directorship. If an incumbent director does not receive a greater number of “for” votes than “against” votes, such director must tender his or her resignation to the board. In contested elections, directors are elected by a plurality vote.

The mandatory retirement age for directors is 74. Each director who will have reached the age of 74, on or before the date of the next shareholders’ meeting, shall not stand for re-election at that annual meeting of the shareholders without an express waiver by the board.

Additionally, under our Corporate Governance Guidelines, current directors must notify the chair of the NGC before accepting membership on the board of another public company. Furthermore, each director is required to tender his or her resignation to the board upon termination of a director’s primary occupation or other significant change in business or professional circumstances. Upon receipt of such a tendered resignation, the NGC will evaluate the circumstances, including the director’s anticipated time commitments and their impact on the director’s capacity to devote requisite time and attention to our board and its committees, and make a recommendation to the board as to whether to accept the director’s resignation.

Under Caterpillar’s bylaws, the directors annually elect a Chairman. The board has no fixed policy on whether to have an executive or non-executive chairman and believes this determination should be made based on the best interests of the Company and its shareholders in light of the circumstances at the time. From 2017 to December 2018, the board was led by an Independent Chairman. In December 2018, upon the recommendation of the board’s fully independent Public Policy and Governance Committee, the board appointed Mr. Umpleby, Caterpillar’s Chief Executive Officer, as Chairman of the Board. In making its determination at that time, the board reviewed a variety of criteria, including shareholder feedback, Caterpillar’s strategic goals, the prevailing operating and governance environment, the skill set of the board’s independent directors, the dynamics of the board and the strengths and talents of the Company’s senior management. The board also considered Mr. Umpleby’s deep-rooted history with the Company, which started nearly four decades prior. Upon the consideration and recommendation of the board’s fully independent NGC, Mr. Umpleby has been unanimously elected as the board’s Chairman annually since the 2018 appointment.

As previously disclosed, as a testament to the board’s commitment to empowered and active independent board leadership and consistent with Caterpillar’s governing documents, the board determined to appoint Ms. Reed-Klages as its Presiding Director in 2022. The board believes this structure allows Mr. Umpleby, as Chairman & CEO, to drive strategy and agenda setting at the board level, while maintaining responsibility for executing on that strategy as CEO. At the same time, our Presiding Director, Ms. Reed-Klages, works with Mr. Umpleby to set the agenda for the board and also exercises additional oversight on behalf of the independent directors as set forth below.

The board continues to believe that combining the CEO and Chairman offices under Mr. Umpleby and maintaining the important role of the Presiding Director is the most appropriate leadership structure for the Company and best serves the interests of our shareholders at this time. However, the board also believes it is important to maintain flexibility as to the board’s leadership structure. Accordingly, the board regularly reviews its leadership structure and will continue to exercise its discretion in adopting an appropriate and effective framework to ensure effective governance and accountability, taking into consideration the needs of the board and the Company as well as the outcome that the board believes will best drive long-term shareholder value.

DUTIES AND RESPONSIBILITIES OF PRESIDING DIRECTOR

■	Preside at all meetings of the board at which the Chairman & CEO is not present, including executive sessions of the independent directors.
■	Serve as a liaison between the Chairman & CEO and the independent directors.
■	Approve the type of information sent to the board.
■	Provide input and approve meeting agendas for the board.
■	Approve meeting schedules, in consultation with the Chairman & CEO and the independent directors, to assure that there is sufficient time for discussion of all agenda items.
■	Has the authority to call meetings of the board and the independent directors.
■	If requested by major shareholders, is available, when appropriate, for consultation and direct communication.
■	Provide the Chairman & CEO with the results of his/her annual performance review in conjunction with the chairman of the Compensation and Human Resources Committee.

In the role of Presiding Director, Ms. Reed-Klages provides strong independent oversight of management and serves as a liaison between the independent directors and the Chairman & CEO. Additionally, Ms. Reed-Klages oversees the board’s annual self-evaluation process and leads the board’s annual evaluation of Mr. Umpleby, with the independent members of the board setting Mr. Umpleby’s compensation annually based on the recommendation of the Compensation and Human Resources Committee.

2024 PROXY STATEMENT	26

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CORPORATE GOVERNANCE GUIDELINES AND CODE OF CONDUCT

Our board has adopted Corporate Governance Guidelines, which are available on our website at www.caterpillar.com/governance. The guidelines reflect the board’s commitment to oversee the effectiveness of policy and decision-making both at the board and management level, with a view to enhance shareholder value over the long term. The Corporate Governance Guidelines also set forth a framework regarding the composition of our board, director membership criteria, board member commitments, director responsibilities, board election and leadership structure, director development and director retirement or resignation, among other topics.

Caterpillar’s Code of Conduct is called Our Values in Action. Integrity, Excellence, Teamwork, Commitment and Sustainability are the core values identified in the code. Our Values in Action apply to all members of the board and to management and employees worldwide. These values embody the high ethical standards that Caterpillar has upheld since its formation in 1925. Our Values in Action are available on our website at www.caterpillar.com/code.

BOARD EVALUATION PROCESS

The board conducts an annual self-evaluation to determine whether the board and its committees are functioning effectively. In 2023, the Chair of the NGC interviewed each board member to solicit their feedback. The NGC Chair then led a discussion during the board’s executive session. Each of the committees of the board followed a similar process and reported to the board on the outcome of their self-evaluations. The self-evaluation provides the board with actionable feedback to enhance its performance and effectiveness.

Starting in 2022, the board enhanced its self-evaluation process through the addition of individual director assessments. Pursuant to this part of the process, each director sends a confidential performance evaluation with respect to each other individual director to outside counsel retained by the Company at the request of the NGC. The evaluation process specifically focuses on, among other elements, each director’s preparation for and participation at our board and committee meetings. Outside counsel reviews and compiles the results and provides summaries of each director’s performance evaluation to the Presiding Director, other than her own review, which summary is instead provided to the Chair of the Audit Committee. The Presiding Director then has an individual conversation with each director, reviewing the results and feedback received as well as providing recommendations for improvement, if any, related to such director’s level of engagement and contribution to the board and its committees (with the Chair of the Audit Committee undertaking such review with the Presiding Director). The Nominating and Governance Committee also reviews the collective results and makes any further recommendations or improvements. In concert with the broader annual board self-evaluation, the board believes it has proper processes in place to evaluate the board, its committees and each individual director’s effectiveness and potential areas of improvement.

2024 PROXY STATEMENT	27

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BOARD COMMITTEES

The board currently has five standing committees: Audit, Compensation and Human Resources, Sustainability and other Public Policy, Nominating and Governance, and Executive. Other than the Executive Committee, which meets on an as-needed basis, each committee meets regularly throughout the year, reports its actions and recommendations to the board, receives reports from management, annually evaluates its performance and has the authority to retain outside advisors at its discretion. The current primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found on Caterpillar’s website at www.caterpillar.com/governance. All committee members are independent under Company, NYSE and SEC standards applicable to board and committee service, and the board has determined that each member of the Audit Committee is “financially literate” and an “audit committee financial expert” as defined under SEC rules.

AUDIT COMMITTEE

Committee Members: Daniel M. Dickinson, Chair James C. Fish, Jr. David W. MacLennan Judith F. Marks Rayford Wilkins, Jr. Number of Meetings in 2023: 10

COMMITTEE ROLES AND RESPONSIBILITIES

■

Selects and oversees independent auditors, including annual evaluation of the lead audit partner.

■

Oversees our financial reporting activities, including our financial statements, annual report and accounting standards and principles.

■

Reviews with management the Company’s risk assessment and risk management framework.

■

Approves audit and non-audit services provided by the independent auditors.

■

Reviews the organization, scope and effectiveness of the Company’s internal audit function, disclosures and internal controls.

■

Sets parameters for and monitors the Company’s hedging and derivatives practices.

■

Provides oversight for the Company’s compliance program and Code of Conduct.

■

Monitors any significant litigation, regulatory and tax compliance matters.

■

Oversees information technology systems and related security.

■

Reviews with management cybersecurity risks and strategy to mitigate these risks.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

Committee Members: Rayford Wilkins, Jr., Chair Daniel M. Dickinson Gerald Johnson Judith F. Marks Number of Meetings in 2023: 6

COMMITTEE ROLES AND RESPONSIBILITIES

■

Recommends the CEO’s compensation to the board and establishes the compensation of other executive officers.

■

Establishes, approves and oversees the Company’s equity compensation and employee benefit plans.

■

Reviews incentive compensation arrangements to ensure that incentive pay does not encourage unnecessary risk-taking, and reviews and discusses the relationship between risk management policies and practices, corporate strategy and executive compensation.

■

Recommends to the board the compensation of independent directors.

■

Provides general oversight of the Company’s approach to talent management, succession planning and diversity and inclusion for senior leaders.

■

Furnishes an annual Committee Report on executive compensation and approves the Compensation Discussion and Analysis section in the Company’s proxy statement.

2024 PROXY STATEMENT	28

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SUSTAINABILITY AND OTHER PUBLIC POLICY COMMITTEE

Committee Members: David W. MacLennan, Chair David L. Calhoun James C. Fish, Jr. Gerald Johnson Susan C. Schwab Number of Meetings in 2023: 5

COMMITTEE ROLES AND RESPONSIBILITIES

■

Identifies, evaluates and monitors sustainability issues that affect the Company’s operations and performance, including those related to environmental issues and climate change.

■

Monitors the development and implementation of the goals established by the Company for its performance with respect to its sustainability framework and initiatives.

■

Reviews and evaluates risks that may arise in connection with the sustainability and other public policy aspects of the Company’s operations.

■

Provides general oversight over social issues, including those related to human rights, that affect the Company’s operations and performance.

■

Provides general oversight over health and safety activities, including the Company’s initiatives to produce products and services that support sustainable development of global resources.

■

Reviews/advises on matters of domestic and international public policy affecting the Company’s business, such as trade policy and international trade negotiations and major global legislative and regulatory developments.

■

Annually reviews the Company’s charitable contributions to the Caterpillar Foundation and political contributions and policies, including lobbying activities.

■

Oversees investor, customer, community and government relations.

NOMINATING AND GOVERNANCE COMMITTEE

Committee Members: Debra L. Reed-Klages, Chair David L. Calhoun Susan C. Schwab Number of Meetings in 2023: 6

COMMITTEE ROLES AND RESPONSIBILITIES

■

Makes recommendations to the board regarding the size and composition of the board and its committees and the criteria to be used for the selection of candidates to serve on the board.

■

Discusses and evaluates the qualifications of potential and incumbent directors and recommends the director candidates to be nominated for election at the Annual Meeting.

■

Leads the board in its annual self-evaluation process.

■

Oversees the Company’s corporate governance.

■

Oversees the Guidelines on Corporate Governance Issues adopted by the board and annually reviews the guidelines and recommends changes to the board as appropriate.

■

Reviews related person transactions and annually reviews the relationships between directors, the Company and members of management and recommends to the board whether each director is independent.

■

Reviews directorships in other public companies held by or offered to directors and senior officers of the Company.

■

Recommends candidates for Company officer positions.

2024 PROXY STATEMENT	29

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EXECUTIVE COMMITTEE

Committee Members: Debra L. Reed-Klages, Chair Daniel M. Dickinson David W. MacLennan Rayford Wilkins, Jr. Number of Meetings in 2023: 1

COMMITTEE ROLES AND RESPONSIBILITIES

■

Acts with the authority of the board between regularly scheduled meetings.

■

Has the authority to approve dividends, authorize share repurchases and authorize long-term debt issuances in excess of $1 billion.

■

Oversees the succession management processes for Chairman of the board and Chief Executive Officer.

On April 1, 2024, Mr. Calhoun notified the Board of his decision not to stand for re-election at the Annual Meeting. As a result, Mr. Wilkins is expected to leave the Audit Committee and join the Nominating & Governance Committee, effective following the regular meeting of the Board scheduled for June 12, 2024.

DIRECTOR INDEPENDENCE DETERMINATIONS

The Company’s Guidelines on Corporate Governance Issues establish that no more than two non-independent directors may serve on the board at any point in time. A director is “independent” if he or she has no direct or indirect material relationship with the Company or with senior management of the Company and their respective affiliates. Annually, the board makes an affirmative determination regarding the independence of each director based upon the recommendation of the NGC and in accordance with the standards in the Company’s Guidelines on Corporate Governance Issues, which are available on our website at www.caterpillar.com/governance.

Applying these standards, the board determined that each of the director nominees, and all other directors who served during 2023, met the independence standards except Mr. Umpleby, who is a current employee of the Company.

COMMUNICATION WITH THE BOARD

Shareholders, employees and all other interested parties may communicate with any of our directors individually, our board as a group, our independent directors as a group or any board committee as a group by email or regular mail:

BY EMAIL	BY MAIL
send an email to directors@cat.com	mail to Caterpillar Inc. c/o Corporate Secretary 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039

2024 PROXY STATEMENT	30

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CONTACTING CATERPILLAR

While the board oversees management, it does not participate in day-to-day management functions or business operations. If you wish to submit questions or comments relating to these matters, please use the Contact Us form on our website at www.caterpillar.com/contact, which will help direct your message to the appropriate area of our Company.

All communications regarding personal grievances, administrative matters, the conduct of the Company’s ordinary business operations, billing issues, product or service-related inquiries, order requests and similar issues will be directed to the appropriate individual within the Company. The Chairman of the board has instructed the Corporate Secretary to consult with him if she is unsure who should receive the communication.

INVESTOR OUTREACH

We conduct an annual governance review and shareholder outreach throughout the year to ensure management and the board understand and consider the issues that matter most to our shareholders and reflect the insights and perspectives of our many stakeholders. We greatly value our relationships with our shareholders and hearing their feedback directly. The governance engagements summarized below are in addition to the regular discussions that our senior leadership and Investor Relations teams have with many institutional and retail shareholders which may also include governance, sustainability and similar matters.

In 2023, we met with shareholders representing approximately 46% of total outstanding shares	INTEGRATED ENGAGEMENT TEAM	TYPES OF ENGAGEMENT
	■ Independent Director ■ Chairman and CEO ■ Sustainability ■ Total Rewards ■ Investor Relations ■ Corporate Secretary	One-on-One Meetings Investor Conferences Earnings Calls Investor and Analyst Calls

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In response to shareholder feedback we received, we have taken various actions, including:

KEY AREAS OF FOCUS	TAKING ACTIONS INFORMED BY SHAREHOLDER FEEDBACK
Lobbying and other public policy matters	We publish an annual lobbying report (first published in February 2023).
We disclose all U.S. trade and industry association memberships regardless of level of contribution.
We also disclose tiered reporting of the dollar amount of membership dues paid to all U.S. trade and industry associations and the percentage of these dues used for federal lobbying activities.
Sustainability matters such as the energy transition and climate change	We released our estimated Scope 3 GHG emissions data in our 2022 Sustainability Report (published in April 2023) and publish this data on an annual basis.
We released our first-ever report aligned with certain recommendations of the Task Force on Climate-related Financial Disclosures in 2023.
Human capital, including diversity	We prepared an annual diversity and inclusion report that contains links to our EEO-1 reports.
Company strategy	We updated our enterprise strategy to include sustainability as a strategic focus area, together with operational excellence, expanded offerings and services to highlight our work helping our customers build a better, more sustainable world.
Executive compensation	We incorporated ESG into the 2022 and 2023 incentive plan for executive officers.
Board oversight and governance	We restructured certain committees of the board by creating the Sustainability and other Public Policy Committee and the Nominating and Governance Committee.
We enhanced the director skills matrix to provide a description of each skill to help shareholders understand how each skill helps contribute to effective oversight.
We enhanced biographies of director nominees to correspond directly to the skills matrix and include specific ESG-related experience.

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POLITICAL CONTRIBUTIONS AND LOBBYING

As a responsible corporate citizen, Caterpillar participates in the public policy process, advocating for a broad range of issues that advance our strategy and purpose while providing value to shareholders and other stakeholders. Our commitment to transparency and disclosure in our advocacy activities has long been recognized.

The Company provides disclosure relating to our advocacy efforts; political engagements; political contribution activities, including the Caterpillar Inc. Political Action Committee (CATPAC); and global issues of importance to the Company, including detailed information on the Company’s position with respect to such issues. This information is disclosed in our annual Lobbying Report, and on our website at www.caterpillar.com/politicalengagement. The website also includes an itemized list of organizations and individuals that received political contributions from Caterpillar or the CATPAC.

Our Lobbying Report and website also provide a summary of some of the public policy areas that are driven by our enterprise strategy for profitable growth and where we see positive value in our engagement and the ability to make an impact.

Caterpillar’s state, federal and international activities on legislative and regulatory priorities significant to the company’s business are managed by the Senior Vice President, Global Government & Corporate Affairs, who coordinates and reviews with senior management.

Our board of directors has direct oversight of political contributions and lobbying activities. To ensure appropriate oversight of political engagement activities, including lobbying, the Sustainability and other Public Policy Committee reviews the Company’s political spending policy and its political activities at least annually, including corporate political contributions, CATPAC’s political contribution activities, U.S. trade and industry association participation and alignment with Caterpillar’s Values and policy objectives, and Caterpillar’s significant lobbying priorities.

Additional information, including more details on U.S. trade and industry association memberships, our lobbying priorities, our management governance and board oversight of these activities, and our approach to any misalignments between Caterpillar’s priorities and trade associations’ positions can be found in our Lobbying Report.

RELATED PARTY TRANSACTIONS

Caterpillar has a written policy governing the approval of transactions with the Company that are expected to exceed $120,000 in any calendar year in which any director, executive officer or their immediate family members will have a direct or indirect material interest. Under the policy, all such transactions must be approved in advance by the NGC.

The director or officer must submit the details of the transaction to the Company’s Chief Legal Officer & General Counsel and the Corporate Secretary, including whether the related person or his or her immediate family member has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of an entity involved in the transaction). The Chief Legal Officer & General Counsel and the Corporate Secretary will then submit the matter to the NGC for its consideration.

From time to time, related persons of Caterpillar may purchase products or services of the Company and its subsidiaries. In connection with these purchases, Caterpillar may provide marketing support directly or indirectly through independent dealers, consistent with sales under similar circumstances to unaffiliated third parties.

Mr. Joseph Creed’s brother-in-law is employed by the Company as a Global Category Procurement Manager and, consistent with the Company’s compensation policies applicable to other employees of similar title and responsibility, earned aggregate annual compensation of approximately $227,000 for fiscal year 2023. Mr. Jason Kaiser’s brother-in-law is employed by the Company as a Senior Service Engineer Team Lead and, consistent with the Company’s compensation policies applicable to other employees of similar title and responsibility, earned aggregate annual compensation of approximately $204,000 for fiscal year 2023.

2024 PROXY STATEMENT	33

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AUDIT

PROPOSAL 2 – RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

Shareholders are being asked to approve the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP (PwC) as the Company’s independent auditor for 2024.

Board Voting Recommendation:

FOR the ratification of our independent registered public accounting firm.

The Audit Committee (AC) is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. PwC has been Caterpillar’s independent auditor since 1925. Through its extensive experience with the Company, PwC has gained institutional knowledge and a deep understanding of the Company’s operations and business, accounting policies and practices and internal control over financial reporting. The AC believes that the retention of PwC to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders. If the appointment of PwC is not approved by the shareholders, the AC will consider whether it is appropriate to select another independent auditor. Even if the appointment of PwC is ratified, the AC, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the Company’s best interests.

Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES AND APPROVAL PROCESS

The AC pre-approves all audit and non-audit services to be performed by the independent auditors in compliance with the Sarbanes-Oxley Act and the Securities and Exchange Commission (SEC) rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the AC’s responsibility to management. The policies and procedures address any service provided by the independent auditors and any audit or audit-related services to be provided by any other audit service provider. The pre-approval process includes an annual and interim component.

Annually, not later than February of each year, management and the independent auditors jointly submit a service matrix of the types of audit and non-audit services that management may wish to have the independent auditor perform for the current year. The service matrix categorizes the types of services by audit, audit-related, tax and all other services. Management and the independent auditors jointly submit an annual pre-approval limits request. The request lists aggregate pre-approval limits by service category. The request also lists known or anticipated services and associated fees. The AC approves or rejects the pre-approval limits and each of the listed services on the service matrix.

During the course of the year, the Chair of the AC has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. However, all services, regardless of fee amounts, are subject to restrictions on the services allowable under the Sarbanes-Oxley Act and SEC rules regarding auditor independence. In addition, all fees are subject to ongoing monitoring by the AC.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

Fees for professional services provided by our independent auditor included the following (in millions):

	2023	2022
Audit Fees(1)	$34.5	33.3
Audit-Related Fees(2)	1.1	1.0
Tax Compliance Fees(3)	0.1	0.1
Tax Planning and Consulting Fees(4)	0.1	0.1
All Other Fees(5)	0.1	0.1
TOTAL	$35.9	34.6

(1)	“Audit Fees” principally includes audit and review of financial statements (including internal control over financial reporting), statutory and subsidiary audits, SEC registration statements, comfort letters and consents.
(2)	“Audit-Related Fees” principally includes attestation services requested by management, accounting consultations, pre- or post-implementation reviews of processes or systems and audits of employee benefit plan financial statements. Total fees paid directly by the benefit plans, and not by the Company, were $0.2 million in each of 2023 and 2022 and are not included in the amounts shown above.
(3)	“Tax Compliance Fees” includes, among other things, statutory tax return preparation and review and advice on the impact of changes in local tax laws.
(4)	“Tax Planning and Consulting Fees” includes, among other things, tax planning and advice and assistance with respect to transfer pricing issues.
(5)	“All Other Fees” consists principally of license-based services for statutory audit monitoring and accounting and reporting literature research.

ANONYMOUS REPORTING OF ACCOUNTING AND OTHER CONCERNS

The AC has established a means for the anonymous and other reporting (where permitted by law) of (i) suspected or actual violations of the Code of Conduct, our enterprise policies or applicable laws, including those related to accounting practices, internal controls or auditing matters and procedures; (ii) theft or fraud of any amount; (iii) insider trading; (iv) issues with respect to the performance and execution of contracts; (v) conflicts of interest; (vi) violations of securities and antitrust laws; (vii) violations of prohibited harassment policy; and (viii) violations of any applicable anti-bribery law.

Any employee, supplier, customer, shareholder or other interested party can submit a report via the following methods:

■	Toll-free Helpline (US, Canada, and US Virgin Islands): 1-800-300-7898
■	Call Collect Helpline: 770-582-5275 (language translation available)
■	Email: BusinessPractices@cat.com
■	Internet: www.caterpillar.com/obp

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AUDIT COMMITTEE REPORT

The AC operates under a written charter adopted by the board of Directors, and each of its members meets the independence and financial literacy standards contained in the NYSE Listed Company rules, SEC rules and Caterpillar’s Guidelines on Corporate Governance Issues. The board has determined that each member of the AC qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise.

Management is responsible for the Company’s internal controls and the financial reporting process. PwC, acting as independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB).

The AC has discussed with the Company’s independent auditor the overall scope and execution of the independent audit and has reviewed and discussed the audited financial statements with management. The AC also discussed with the independent auditors other matters required by PCAOB auditing standards and SEC rules.

The independent auditors provided to the AC the written communications required by applicable standards of the PCAOB regarding the independent accountant’s communications with the AC concerning independence, and the AC discussed the independent auditors’ independence with management and the auditors. The AC also considered whether the provision of other non-audit services by the Company’s independent auditors to the Company is compatible with maintaining independence.

The AC concluded that the independent auditors’ independence had not been impaired.

Based on the reviews and discussion referred to above, the AC recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

By the members of the Audit Committee:

Daniel M. Dickinson, Chairman
James C. Fish, Jr.
David W. MacLennan
Judith F. Marks
Rayford Wilkins, Jr.

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COMPENSATION

PROPOSAL 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What am I voting on?

Shareholders are being asked to approve, on an advisory basis, the compensation of named executive officers as disclosed in this proxy statement.

Board Voting Recommendation:

FOR approval of executive compensation.

On an annual basis, and in compliance with Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation of Caterpillar’s named executive officers as described under ‘Compensation Discussion and Analysis,’ the compensation tables and the narrative discussion associated with the compensation tables in Caterpillar’s proxy statement for its 2024 Annual Meeting of Shareholders is hereby APPROVED.”

At the Company’s 2023 annual meeting of shareholders, our shareholders indicated their preference to hold the non-binding shareholder vote to approve the compensation of our named executive officers each year. Accordingly, the Company currently intends to hold such votes annually. The next vote to approve the compensation of our named executives is expected to be held at the Company’s 2025 Annual Meeting of Shareholders. This vote is advisory and therefore not binding on Caterpillar, the Compensation and Human Resources Committee (CHRC) or the board. The board and the CHRC value the opinion of Caterpillar’s shareholders, and to the extent there is any significant vote against Caterpillar’s named executive officer compensation, the board will consider the reasons for such a vote, and the CHRC will evaluate whether any actions are necessary to address those concerns.

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COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

GOVERNANCE AND PAY FOR PERFORMANCE PHILOSOPHY

The Compensation and Human Resources Committee (CHRC) believes the executive compensation program at Caterpillar should be structured to align the interests of executives with those of our shareholders. These interests are aligned in rewarding value creation at all stages of the business cycle and providing an increasing percentage of performance-based compensation at higher levels of executive responsibility. This performance-based compensation should be both market competitive and internally equitable.

Changes made over the years to further align pay with performance have received favorable feedback from our shareholders, and support for our 2023 “say on pay” vote of 93 percent reflects this positive response.

In 2023, we continued our shareholder outreach on environmental, social and governance (including sustainability, climate and diversity & inclusion), and executive compensation topics, with holders of approximately 46 percent of our outstanding shares. In these meetings, our shareholders generally expressed a continued positive view with respect to our executive compensation program and our diversity & inclusion disclosure.

The CHRC considered feedback received from our shareholders through our outreach efforts and the 2023 “say on pay” results, and determined that no material changes to the executive compensation program were warranted for 2023.

The CHRC conducts an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation philosophy and objectives and to monitor the program’s alignment with its strategic business objectives. In connection with this ongoing review, and based on feedback received through our shareholder outreach, the CHRC continues to implement and maintain what it believes are best practices for executive compensation and governance. Below is a summary of those practices:

WHAT WE DO	WHAT WE DON’T DO
Robust stock ownership requirements	No individual change-in-control agreements
Thorough annual benchmarking process	No tax gross-ups on change-in-control benefits
Rigorous CHRC oversight of incentive metrics, goals and pay/performance relationship	No backdating, repricing or granting of option awards retroactively
Clawback Policy
Limited executive perquisites
Strict anti-hedging and anti-pledging policies
Independent compensation consultant

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COMPENSATION PROGRAM STRUCTURE

We are committed to developing and implementing an executive compensation program that directly aligns the interests of our Named Executive Officers (NEOs) with the long-term interests of shareholders. To that end, the objectives of the Company’s executive compensation program are to attract, motivate and retain talented executive officers who will improve the Company’s performance and provide long-term strategic leadership. The majority of targeted total compensation for our NEOs is equity-based, vests over multiple years and is tied directly to long-term value creation for shareholders. NEO compensation is composed of three primary components:

BASE SALARY	ANNUAL INCENTIVE PLAN (AIP)	LONG-TERM INCENTIVE
Competitive pay to attract and retain talented executives	An opportunity to earn an annual cash award based on the Company’s financial performance and strategic business objectives	A mix of performance-based restricted stock units (PRSUs) and stock options to align management’s interests with long-term shareholders’ interests

Approximately 91 percent of our CEO’s 2023 total targeted compensation was variable and/or at-risk compensation, including 50 percent of long-term incentives delivered in the form of performance-based PRSUs with a Return on Equity (ROE) performance metric and the other 50 percent delivered in the form of stock options.

2023 CEO COMPENSATION ELEMENTS

*	50% of long-term incentives have performance-based vesting conditions.

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BUSINESS PERFORMANCE AND RESULTS

In 2023, Caterpillar achieved the best year in our 98-year history, delivering record full-year sales and revenues of $67.1 billion, record adjusted operating profit(1) of $13.7 billion, record adjusted profit per share(2) of $21.21 and record Machinery, Energy & Transportation (ME&T) free cash flow(3) of $10.0 billion. Our results continued to reflect healthy demand across most of our end markets for our products and services. We remained focused on executing our strategy and continue to invest for long-term profitable growth. We also generated strong operating cash flow and were able to return $7.5 billion to shareholders through share repurchases and dividends and we continue to expect to return substantially all ME&T free cash flow(3) to shareholders over time. Our total cumulative shareholder return for the five-year period ended December 31, 2023, outperformed the S&P 500 and related indexes. We also increased our dividend in 2023 and paid dividends of $2.6 billion, continuing our Dividend Aristocrat status.

Our key financial and business results for 2023 included the following:

PROFITABLE GROWTH	SALES AND REVENUES

(1)	Adjusted Operating Profit is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure is included on page 76.
(2)	Adjusted Profit Per Share is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure is included on page 76.
(3)	ME&T free cash flow is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure is included on page 76.
(4)	Enterprise Operating Profit was used in determining performance under our Annual Incentive Plan for 2023.

STRONG BALANCE SHEET AND CASH FLOW	TOTAL SHAREHOLDER RETURN
Operating Cash Flow $12.9 billion Year-end enterprise cash balance $7.0 billion	This graph shows the cumulative shareholder return assuming an investment of $100 on Dec. 31, 2018, and reinvestment of dividends issued thereafter.

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PAY OUTCOMES DEMONSTRATE ALIGNMENT WITH COMPANY PERFORMANCE

Consistent with the CHRC’s pay-for-performance philosophy, business results were reflected in the resulting pay decisions made for our CEO and the other NEOs in 2023. Compensation outcomes for 2023 included the following items:

BASE SALARY	■ Named Executive Officers (other than the CEO) received an average base salary adjustment of 5.75% in April 2023(1).
ANNUAL INCENTIVE	■ Annual incentive awards for 2023 paid out, on average, at 182% of target.
LONG-TERM INCENTIVE	■ Based on the Company’s 1-, 3- and 5-year relative Total Shareholder Return (TSR) at the end of 2022, the 2023 equity grant to the CEO was set at approximately the 75th percentile of the compensation peer group and between the 65th and 80th percentile for the other NEOs.(2)

(1)	Separately, Mr. Creed received a base salary adjustment on November 1, 2023 in relation to his promotion to Chief Operating Officer.
(2)	Long-Term Incentive Grant Sizing detail is provided on page 50.

CEO COMPENSATION

In 2023, the CHRC and the board approved the following compensation for the CEO:

■	Base salary. 4% increase to Mr. Umpleby’s base salary. This increase was in recognition of Mr. Umpleby’s operational, financial and safety performance and his continued focus on services growth.
■	Annual incentive award. Annual incentive target award was set at 175% of his salary, slightly below peer group median. For 2023, Mr. Umpleby earned an annual incentive award equal to 1.87 times his target award. The earned award was for strong Company results against pre-determined performance goals.
■	Long-term incentive award. An annual long-term incentive award with a grant date value of $17 million, approximately the 75th percentile of peer group. The size of the award reflected the Company’s overall TSR results and performance achievements in 2022.

*	Target Value Includes: Salary of $1,770,000; annual incentive of $3,067,295 and LTI grant of $14,222,000. Total Target Value: $19,059,295
**	Actual Value Includes: Salary of $1,752,500 (due to proration); annual incentive of $5,733,900 and LTI grant of $17,000,000. Total Actual Value: $24,486,400

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THE COMPENSATION PROCESS

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE (CHRC)

The CHRC is responsible for the executive compensation program design and decision-making process for NEO compensation. The CHRC conducts regular reviews of the Company’s executive compensation practices, including the methodologies for setting NEO total compensation, the goals of the program and the underlying compensation philosophy. The independent compensation consultant provides recommendations and market data that the CHRC considers when making decisions, as appropriate, regarding NEO compensation based on the assessment of performance and achievement of Company goals. The CHRC also exercises its judgment in setting NEO compensation as to what is in the best interests of the Company and its shareholders.

COMPENSATION CONSIDERATIONS

The CHRC, with the support of its independent compensation consultant and management, considers many aspects of the Company’s financial and operational performance and other factors when making executive compensation decisions including, but not limited to:

■	Long-term shareholder value creation
■	Cyclical nature of the business
■	Performance relative to financial guidance provided throughout the year
■	Enterprise and Business Unit operational performance
■	Performance relative to peers and competitors
■	Historic absolute and relative performance
■	Key areas management can influence over the short- and long-term
■	Development and retention of diverse and top talent
■	Skills, experience and tenure of executive incumbents
■	Market values for comparably situated executives among our peer group as well as internal equity
■	Environmental, social & governance considerations

INDEPENDENT COMPENSATION CONSULTANT

The CHRC retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant during 2023. Meridian provides executive and director compensation consulting services, including advice regarding the design and implementation of compensation programs, market information, regulatory updates and analyses, and trends on executive compensation and benefits. Interactions between Meridian and management are generally limited to discussions on behalf of the CHRC or as required to fulfill requests at the CHRC’s direction. During 2023, Meridian did not provide any other services to the Company. Based on these factors, the CHRC’s evaluation of Meridian’s independence pursuant to the requirements approved and adopted by the SEC and NYSE, and information provided by Meridian, the CHRC determined that the work performed by Meridian did not raise any conflicts of interest.

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BENCHMARKING COMPENSATION TO PEERS

2023 COMPENSATION PEER GROUP

The CHRC regularly assesses the market competitiveness of the Company’s executive compensation programs based on peer group data. The 2023 Compensation Peer Group was established based on the following criteria and remained unchanged from the prior year:

■	Total sales and revenues and market capitalization of the peer companies relative to Caterpillar;
■	Competitors and industry segment;
■	Potential sources for top talent;
■	Global presence with a significant portion of revenues coming from non-U.S. operations; and
■	Geographic footprint.

2023 Compensation Peer Group
3M Company	Ford Motor Company
Archer-Daniel-Midland Company	General Electric Company
The Boeing Company	Halliburton Company
Cisco Systems, Inc.	Honeywell International Inc.
Cummins Inc.	Intel Corporation
Deere & Company	Johnson Controls International plc
Emerson Electric Co.	PACCAR Inc.
FedEx Corporation	RTX Corporation

BENCHMARKING METHODOLOGY

To account for differences in the size of the compensation peer group companies, market data is statistically adjusted allowing for a comparison of the compensation levels to similarly-sized companies. Market data provided by the independent consultant is sourced from the Aon Total Compensation Measurement Database, and size-adjusted to Caterpillar’s three-year average revenues using regression analysis. Each element of our NEOs’ compensation is then targeted to the median of the peer group and adjusted above or below based on performance. To the extent an NEO’s total actual compensation exceeds the peer group median, it is due to outstanding performance, critical skills and notable experience. If an NEO’s compensation is below the median, it is generally due to underperformance against relevant metrics or reflective of an individual who is newer in his or her role.

2023 COMPETITOR PEER GROUP

For 2023, the CHRC also assessed the Company’s business performance against a group of competitors that it deems to compete directly with the Company. Although the Company’s peer group described above is an appropriate benchmark for executive compensation at other similarly-sized companies, the peer group data does not always provide useful comparisons to other companies that might be experiencing similar business conditions. To that end, and consistent with the Company’s pay-for-performance philosophy, the Company’s business performance is compared to its competitors by establishing a “Competitor Peer Group.”

The CHRC uses the Competitor Peer Group (along with the Compensation Peer Group and S&P 500 Industrials) to assess relative performance using TSR when awarding long-term incentive awards. However, the Competitor Peer Group is not used to benchmark compensation.

The 2023 Competitor Peer Group was established based on the following criteria and was unchanged from the prior year:

■	Compete in the same markets as the Company;
■	Offer similar products and services as the Company; or
■	Serve the same, or similar, industries and end users as the Company.

2023 Competitor Peer Group
Cummins Inc.	Siemens Energy
Deere & Company	Volvo AB
Hitachi Construction Machinery Co., Ltd.	Wabtec Corporation
Komatsu Ltd.

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CEO PERFORMANCE EVALUATION AND COMPENSATION

The board, excluding the CEO, all of whom are independent directors, annually conducts the CEO’s performance evaluation. Prior to the board’s evaluation of the CEO’s performance and its approval of CEO compensation, the CHRC makes a preliminary compensation recommendation to the board based on its initial evaluation and performance review of the CEO. The board then makes its final determination for CEO compensation.

EXECUTIVE COMPENSATION AND RISK MANAGEMENT

Each year, the CHRC assesses the Company’s risk profile relative to the executive compensation program and confirms that its compensation programs and policies do not create or encourage excessive risks that are reasonably likely to have a material adverse impact on the Company. Also, the CHRC has concluded that the total compensation structure for senior leadership does not inappropriately emphasize short-term stock price performance at the expense of longer-term value creation. In particular, long-term incentive awards, as a significant portion of total compensation, and target stock ownership guidelines which NEOs are required to maintain are structured to align management’s compensation with the principles of risk management by maintaining a focus on the long-term performance of the Company.

TARGET STOCK OWNERSHIP GUIDELINES

The target stock ownership guideline for the CEO is six times base salary and three times base salary for each of the other NEOs. NEOs have a five-year period from their first grant date after appointment to meet the target stock ownership guidelines. NEOs are required to maintain their target stock ownership for a post-employment period. All NEOs are in compliance with these guidelines.

COMPONENTS OF EXECUTIVE COMPENSATION

NEOs receive a mix of fixed and variable compensation with a focus on long-term and performance-based components:

CEO	AVERAGE OF OTHER NEOS

BASE SALARY

Base salary is the only fixed component of NEO compensation. The CHRC targets base salaries at the size-adjusted median level of the peer group. Each NEO’s base salary is determined by the individual’s level of responsibility and historic performance with reference to the market median. Base salary increases, if any, are based on achievement of individual and Company objectives, contributions to Caterpillar’s performance and culture, leadership accomplishments and a comparison to those in comparable positions at peer companies.

In 2023, Mr. Umpleby’s salary was increased from $1.7 million to $1.77 million in recognition of his performance. In connection with Mr. Creed’s promotion to Chief Operating Officer, his base salary was increased from $779,200 to $1,115,000 effective November 1, 2023.

Except as otherwise noted, salary adjustments for all NEOs were made effective April 1, 2023.

NEO Base Salary

Name	Dec 31, 2023	Dec 31, 2022
Umpleby	$1,770,000	$1,700,000
Bonfield	$925,700	$890,100
Long	$891,900	$841,400
Johnson	$920,300	$884,900
Creed*	$1,115,000	$714,900

*	Effective April 1, 2023, Mr. Creed received a base salary adjustment of 9% to $779,200. His base salary increased to $1,115,000, effective November 1, 2023, resulting from his promotion to Chief Operating Officer.

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ANNUAL INCENTIVE

2023 ANNUAL INCENTIVE PLAN DESIGN

The Company’s Annual Incentive Plan (AIP) is designed to provide each NEO with the opportunity to earn an annual cash payout based on the short-term performance of the Company and each NEO’s respective business. The AIP places a significant percentage of each NEO’s annual cash compensation at risk and aligns the interests of executives and shareholders.

The 2023 AIP design compared the Company’s forecasted Enterprise Operating Profit to the prior year’s actual Enterprise Operating Profit to determine whether 2023 would be an “up year” or “down year” versus the actual Enterprise Operating Profit results for 2022. The AIP design also included two strategic objectives modifiers, Services Growth and ESG Strategy, which were also used in the 2022 AIP. The Services Growth modifier focuses on the execution of services revenue growth plans across the enterprise working with our independent dealer network. ESG Strategy prioritizes focus on climate-related objectives as an important element of how Caterpillar is strategically addressing evolving customer demand and stakeholder expectations for a range of ESG considerations. More information about the modifiers and the assessed performance levels can be found in the section entitled Strategic Objectives Modifiers found on page 48.

The AIP performance measures and weightings, as well as the strategic objectives modifiers, were communicated to the NEOs at the beginning of the performance period. All NEOs participated in AIP in 2023.

2023 ANNUAL INCENTIVE PLAN DESIGN

Step 1: Determine “Up/Down Year”

Step 2: AIP Calculation

2023 ANNUAL INCENTIVE PERFORMANCE MEASURES AND RESULTS

For 2023, the CHRC approved the following annual incentive performance measures (1) Enterprise Operating Profit, (2) Operating Profit After Capital Charge (OPACC) and (3) Services Revenues, along with the Strategic Objectives Modifiers, described on page 48. Consistent with this design process, after reviewing the Company’s 2023 business plan, the CHRC determined that 2023 would be an “up year,” as Enterprise Operating Profit was forecasted to be above 2022. As a result, there were no adjustments to the target annual incentive opportunity for NEOs.

The largest portion of financial measures (ranging from 65 percent to 66 percent) of each NEO’s 2023 annual incentive opportunity was based on Enterprise Operating Profit and the OPACC for their respective business, where applicable. The remaining portion of each NEO’s annual incentive award opportunity was determined by the Services Revenues metric for the enterprise or their respective businesses. Consistent with the Operating & Execution model, Services Revenues align the Company’s emphasis on the services growth strategy with variable incentive opportunity.

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When establishing the performance targets for 2023, the CHRC reviewed the Company’s business plan, historical performance, management recommendations and feedback provided by the independent compensation consultant. Targets were set for each of the performance measures at levels that were designed to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the Company’s business forecast at the time the measures were approved. The business forecast includes consideration of market, economic and geopolitical factors. The performance measures were also weighted according to the Company’s business priorities and the responsibilities of each NEO.

The charts below and the text that follows summarize the performance measures, weightings, strategic objectives modifiers, and results that the CHRC reviewed and approved for the 2023 annual incentive for each NEO.

DESCRIPTION OF PERFORMANCE MEASURES

PERFORMANCE MEASURE	DEFINITION	RATIONALE
ENTERPRISE OPERATING PROFIT	Enterprise Operating Profit measures the overall profitability of all of Caterpillar’s operations (including Machine, Energy & Transportation (ME&T) and Financial Products) before taxes, interest and other non-operating items. For AIP purposes, the Enterprise Operating Profit metric will be calculated as Caterpillar Consolidated Operating Profit excluding restructuring costs.	The CHRC approved Enterprise Operating Profit as a performance measure to incentivize management to enhance the overall profitability of the Company. The CHRC believes that Enterprise Operating Profit is an important corporate metric for shareholders to be able to assess the financial health of the Company.
ENTERPRISE OPERATING PROFIT AFTER CAPITAL CHARGE (OPACC)

Enterprise Operating Profit After Capital Charge (OPACC) measures how productively and efficiently Caterpillar is utilizing assets to generate shareholder value. For AIP purposes, Enterprise OPACC is calculated as ME&T adjusted operating profit excluding restructuring costs less the capital charge.

For Enterprise OPACC, the capital charge equals average quarterly ME&T net assets multiplied by a pre-tax capital charge rate of 13 percent.

OPACC is designed to measure how productively and efficiently the Company’s assets are being utilized by examining the relationship between the value of the Company’s assets and the operating profit that those assets generate. An increase in OPACC means that the Company’s management is utilizing assets more efficiently to generate shareholder value, which the CHRC views as key to Caterpillar’s long-term success.
SEGMENT OPERATING PROFIT AFTER CAPITAL CHARGE (OPACC)	For each segment, OPACC is calculated as segment profit less the capital charge. The capital charge is calculated as the average monthly net accountable assets multiplied by a pre-tax capital charge rate of 13 percent.	OPACC is designed to measure how productively and efficiently the Company’s assets are being utilized by examining the relationship between the value of the Company’s assets and the operating profit that those assets generate. An increase in OPACC means that the Company’s management is utilizing assets more efficiently to generate shareholder value, which the CHRC views as key to Caterpillar’s long-term success.
SERVICES REVENUES	ME&T Services Revenues include, but are not limited to, aftermarket parts and other service-related revenues and exclude most Financial Products’ revenues, discontinued products and captive dealer services. Due to the competitively sensitive nature of this measure, the threshold, target and result levels have all been indexed and reported as such.	The CHRC approved Services Revenues as an important measure intended to further strengthen profitability realized by growth in aftermarket parts and services.

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2023 ANNUAL INCENTIVE PERFORMANCE MEASURES AND  RESULTS

*	Adjusted for approved items.
(1)	This reflects Mr. Creed’s AIP mix and weightings during his tenure as Group President E&T (January - October 2023). Upon his promotion to Chief Operating Officer on November 1, 2023, his AIP mix and weightings changed to match those of Messrs. Umpleby and Bonfield and Ms. Long.

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STRATEGIC OBJECTIVES MODIFIERS

In addition to the financial performance measures included in the AIP, the CHRC identified Strategic Objectives to further focus management’s efforts on the Company’s services growth and ESG strategy. These modifiers can result in a maximum adjustment of plus or minus 10% for each modifier (maximum aggregate adjustment of plus or minus 20%).

SERVICES GROWTH

In evaluating 2023 Services Growth, the CHRC considered quantitative and qualitative elements of performance, including:

■	ME&T Services Revenues grew 5% to $23 billion, contributing to the Company’s top-line growth in 2023 to $67 billion.
■	Caterpillar now has more than 1.5 million connected assets.
■	We saw significant growth in eCommerce sales to users. We continued to enhance our digital tools to make it easier for customers to identify and purchase the right parts and added more than 100,000 new customers to our online channel.
■	Cat Reman, our remanufacturing business, has introduced more than 1,200 new product offerings over the past three years.
■	Caterpillar communicated an aspirational growth goal to double Services Revenues between 2016 and 2026. We continue to execute various service initiatives as we strive to achieve our 2026 target of $28 billion.

The CHRC determinations for the Services Growth modifier percentage allocated to each NEO are included in the 2023 Incentive Payments chart found on page 49.

ESG STRATEGY

In 2023, the board’s Sustainability and other Public Policy Committee (SPPC) provided a qualitative and quantitative assessment of performance against sustainability goals and initiatives to the CHRC. The CHRC then evaluated the individualized contributions and determined the ESG modifier percentages allocated to each NEO. The CHRC’s determinations are found on page 49.

In evaluating 2023 ESG Strategy, the CHRC considered quantitative and qualitative elements of performance, including:

■	Five of six quantitative objectives measured for progress toward Caterpillar’s 2030 sustainability goals were assessed as on target, including continued reduction of Scope 1 and Scope 2 greenhouse gas (GHG) emissions from our own operations. (Three of six quantitative goals are subject to limited assurance, as described below.)
■	Employee health and safety was assessed at less than target performance, despite Recordable Injury Frequency in 2023 finishing at the lowest in company history.
■	Three of three qualitative elements were assessed as meeting expectations, with the achievement of product development milestones highlighted as exceeding expectations.
■	Each of Caterpillar’s three segments achieved notable progress covering both short- and long-term objectives to support customers in their sustainability journey. For example, advancements in hybrid powertrain solutions deliver lower-carbon intensity and improved productivity in machines such as the D6 XE Dozer and 980 XE Wheel Loader, while battery-electric machine demonstrations including the 301.9 mini-excavator, 906 Compact Wheel Loader, 320 Medium Hydraulic Excavator and 950 GC Medium Wheel Loader support longer-term climate-related product development.
■	Other qualitative elements included publishing Caterpillar’s inaugural Task Force on Climate-related Financial Disclosures (TCFD) report, and the Report on Climate Policy. These additional disclosures demonstrate our Company’s commitment to shareholder responsiveness.

For more information about our progress toward our 2030 sustainability goals and how we are helping our customers achieve their climate-related objectives, please refer to Caterpillar’s annual Sustainability Report.

Caterpillar’s quantitative environmental (emissions and water) and safety data undergoes independent, third-party limited assurance by ERM Certification and Verification Services, Inc. (ERMCVS) and the resulting assurance statement is included in our Company’s annual Sustainability Report.

The information in our Sustainability Report is not incorporated by reference into, and does not form part of, this proxy statement.

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2023 INCENTIVE PAYMENTS

In early 2024, the results for each performance measure noted above were converted into a performance factor, which was then multiplied by the respective weightings and base salary to determine the amount before any adjustment for each NEO.

Then, the CHRC, with input from the Sustainability and other Public Policy Committee (for ESG), assessed the individual contributions for each NEO against the two strategic objectives and applied a maximum adjustment of plus or minus 10% for each modifier (aggregate maximum adjustment of plus or minus 20%).

The CHRC’s modifier decisions were then applied to determine the AIP payouts for each NEO.

The following are the 2023 cash incentive payments made to the NEOs:

								Strategic Modifiers
	Base Salary(1)		Target Opportunity		Performance Factor		Result(2)	Services Growth Adj. %	ESG Strategy Adj. %	Total Adj.%	$ Value Adj.		AIP Payment(2)
Umpleby	$1,752,740	X	175%	X	1.64	=	$5,029,661	7%	7%	14%	$704,152	=	$5,733,900
Bonfield	$916,922	X	115%	X	1.64	=	$1,729,073	5%	5%	10%	$172,907	=	$1,902,000
Long	$879,448	X	100%	X	1.64	=	$1,442,093	5%	5%	10%	$144,209	=	$1,586,400
Johnson	$911,571	X	115%	X	1.58	=	$1,658,523	6%	7%	13%	$215,608	=	$1,874,200
Creed(3)	$819,465	X	118%	X	1.55	=	$1,514,237	9%	8%	17%	$257,420	=	$1,771,700

(1)	All payments were calculated using a daily weighted average salary.
(2)	May not recalculate exactly due to rounding. AIP Payments were rounded up to the nearest hundred.
(3)	Mr. Creed’s target opportunity reflects proration of previous 115% target opportunity (January to October) and current 130% target opportunity (November and December).

LONG-TERM INCENTIVE

2023 DESIGN

In 2023, the CHRC granted one-half of each NEO’s total long-term incentive (LTI) value in Performance-based Restricted Stock Units (PRSUs), and one-half in non-qualified stock options (stock options). The stock options vest equally in one-third increments beginning on the first anniversary of the grant date and expire after ten years from grant. The PRSUs fully vest if the 3-year performance hurdle established by the CHRC is met or exceeded. If the performance hurdle is not attained, the PRSU awards do not vest. Dividend Equivalent Units (DEUs) accrue on unvested PRSUs, but are settled only if the vesting requirements are met. The DEUs will settle in additional shares, rounded to the nearest whole unit.

For the 2023 PRSU grants, the CHRC continued to use Return on Equity (ROE) as the performance measure because it aligns the interests of the NEOs with those of our shareholders by measuring and rewarding profitability relative to shareholders’ investment in the business. The use of the ROE metric and the determination of the performance hurdle for each performance cycle are calibrated with historical performance of the compensation and competitor peer groups (as well as S&P 500 Industrials more broadly) and are intended to reward for the achievement of sustained, long-term returns throughout the cycles in the Company’s business. The ROE performance hurdle was designed to be reasonably achievable with strong management performance. The CHRC believes that a strong focus on ROE reinforces effective capital management along with the need to deliver returns above the cost of capital even in a highly cyclical and often challenging macroeconomic operating environment, thus aligning leadership priorities with long-term shareholder interests. The Company’s ROE performance is annually reviewed including any one-time, non-operational or other special items that might impact the ROE result. Although certain items may significantly impact the Company’s reported financial results, they are not always indicative of the underlying operational performance of the Company or its management. To that end, in its evaluation of the Company’s ROE results, the CHRC may use its discretion to make adjustments to ROE to align compensation outcomes with the operating performance of the Company.

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2023 GRANT SIZING

The CHRC follows a consistent process for sizing and awarding LTI grant values for NEOs, which is described and illustrated below:

1	Benchmark the median LTI value for the Company’s Compensation Peer Group
2	Review and consider performance results: TSR (relative positioning vs. the Compensation Peer Group and Competitor Peer Group and the S&P 500 Industrials over the prior 1-, 3- and 5-year periods); operational performance; market conditions; and strategy execution
3	Adjust award values to reflect individual performance, including consistency of performance against goals, leadership contributions, time in role and other relevant factors

In determining grant sizing for 2023, the Committee was consistent with the methodology used in previous years and its pay for performance philosophy; and assessed the 1-, 3- and 5-year relative TSR performance for the period ending December 31, 2022, as well as operating performance and strategy execution during these periods. Based on this process, the CHRC set the 2023 LTI award for the CEO at the 75th percentile of the benchmarked LTI values of the Company’s compensation peer group and at the 65th - 80th percentile for the other NEOs.

RELATIVE TSR PERFORMANCE (PERCENTILE RANKING VS. PEERS)

Performance Period	Compensation Peer Group	Competitor Peer Group	S&P 500 Industrials
1-Year	69th	86th	85th
3-Year	88th	83rd	87th
5-Year	81st	83rd	59th
Grant Sizing	65th - 80th Percentile

2021 – 2023 PERFORMANCE RESTRICTED STOCK UNITS (PRSUs)

For the 2021 – 2023 performance period, adjustments were made to the ROE to exclude the impact of restructuring costs, pension and other post-employment benefits (OPEB) mark-to-market gains/losses resulting from plan remeasurements, deferred tax valuation allowance adjustments, and a goodwill impairment charge. In each case, the CHRC determined that these adjustments were an appropriate use of its discretion and in the best interests of the Company and its shareholders.

For the 2021 grant, the PRSUs cliff vested based on a three-year average adjusted ROE result of 48.0 percent, which exceeded the goal of 18 percent. As a result, 100% of the PRSUs granted for the 2021-2023 award cycle were earned. The chart below describes the Company’s ROE performance and results for the 2021 – 2023 performance period:

2021-2023 PRSUs

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OTHER COMPENSATION, BENEFITS AND CONSIDERATIONS

POST-TERMINATION AND CHANGE IN CONTROL BENEFITS

Except for customary provisions in employee benefit plans and as required by applicable law, the NEOs do not have any pre-existing executive severance packages or contracts; however, the CHRC will consider the particular facts and circumstances of an NEO’s separation to determine whether payment of any severance or other benefit to such NEO is appropriate. Change in control benefits are provided under the Company’s long-term and annual incentive plans and represent customary provisions for these types of plans and have no direct correlation with other compensation decisions. There is no cash severance or other benefits for a termination related to change in control beyond what is provided under the long-term and annual incentive plans.

The Company’s change in control provisions are subject to a “double trigger” and, when both a change in control and involuntary termination of employment without cause occur, provide accelerated vesting and target payouts under the incentive plans, as described further below.

In the event of a qualifying termination of employment following a change in control, target payouts are provided under the incentive plans.

■	All unvested stock options, performance-based restricted stock units and restricted stock units vest immediately.
■	Stock options remain exercisable over the normal life of the grant.

The annual incentive plan allows for the target award opportunity, prorated based on the individual’s time of employment from the beginning of the performance period through the latter of: (1) the change in control or (2) termination of employment.

Additional information is disclosed in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

RETIREMENT AND OTHER BENEFITS

In addition to the annual and long-term components of compensation, NEOs participate in health and welfare benefit plans generally available to U.S.-based management and salaried employees to provide competitive benefits.

The defined contribution and defined benefit retirement plans available to the NEOs are also available to many U.S.-based management and salaried employees. Under the defined benefit pension plans, the benefit is calculated based on years of service and final average monthly earnings. All NEOs participate in one or more of the U.S. retirement plans described below:

Plan Type	Title	Description
	RETIREMENT INCOME PLAN (RIP)	Defined benefit pension plan under which benefit amounts are calculated based on years of service and final average monthly earnings and offer annuity payments. The Solar Turbines Incorporated Retirement Plan was closed to new entrants effective January 1, 1984 and on December 31, 2014 merged with and into RIP and is a supplement to RIP as of January 1, 2015. As a result, all references herein to “Solar RP” shall refer to benefits accrued under the Solar Turbines Incorporated Retirement Plan supplement to RIP. RIP was closed to new entrants effective January 1, 2011. Benefits were frozen for most participants at that time; however, a group of “Sunset” participants accrued benefits until the earlier of their separation from service or December 31, 2019. Sunset participants were hired prior to January 1, 2003, and were age 40 or more as of December 31, 2010. Mr. Umpleby earned benefits under Solar RP through December 31, 2019; Ms. Long and Mr. Creed earned benefits under RIP through December 31, 2010.
	SOLAR MANAGERIAL RETIREMENT OBJECTIVE PLAN (MRO)	Non-qualified defined benefit pension plan that works in tandem with the Solar RP supplement to RIP. MRO pays an additional benefit that would otherwise have been paid under Solar RP if cash incentive awards were taken into account under Solar RP. MRO also provides additional pension benefits if the Solar RP benefit is limited due to certain compensation and annual benefit limits imposed on RIP by the tax code. Mr. Umpleby earned benefits under MRO through December 31, 2019.
	CATERPILLAR 401(k) SAVINGS PLAN (401(k) PLAN)	All NEOs participate in the 401(k) Plan under which the Company matches 100 percent of the first six percent of eligible pay contributed by the participant, and the Company makes an annual non-elective contribution equal to three, four or five percent of eligible pay based on the employee’s age and years of service with the Company.
	SUPPLEMENTAL DEFERRED COMPENSATION PLAN (SDCP)	All NEOs also participate in SDCP, which provides the opportunity to make deferrals of base salary in excess of the limits imposed on the 401(k) Plan by the Internal Revenue Code and to elect deferrals from the AIP. Under the terms of SDCP, participants are eligible to earn matching contributions and annual non-elective contributions based on formulas applicable to them in the 401(k) Plan.
	SUPPLEMENTAL (SEIP) AND DEFERRED (DEIP) EMPLOYEES’ INVESTMENT PLAN	NEOs meeting eligibility requirements prior to March 25, 2007 were previously eligible to participate in SEIP and DEIP. These plans were closed in March 2007. Compensation deferred into SEIP and DEIP prior to January 1, 2005 remains in these plans. Mr. Umpleby maintains balances in these plans.

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LIMITED PERQUISITES

The Company provides NEOs a limited number of perquisites that the CHRC believes are reasonable and consistent with the overall compensation program and those commonly provided in the marketplace. These perquisites are intended to provide for the security and safety of our executives as well as to allow additional time to devote to Caterpillar business. Perquisites include executive physicals, financial planning, home and personal security, relocation benefits, and limited personal use of ground transportation and company aircraft. The costs associated with these perquisites are included in the “2023 All Other Compensation Table”.

CLAWBACK POLICY

In October 2023, the board adopted the Caterpillar Inc. Incentive Compensation Clawback Policy (Policy) in accordance with SEC and NYSE requirements. The Policy provides that the Company will seek to recover (subject to limited exceptions) any erroneously awarded incentive-based compensation, on a non-fault basis, received by a “covered officer” (which includes current and former NEOs) during the three-year period preceding any date on which we must prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The Policy operates in addition to the compensation clawback provision of the Company’s Guidelines on Corporate Governance Issues, which provides that if the board learns of misconduct by any officer that contributed to the Company having to prepare an accounting restatement for any reason, it will take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate based on all relevant facts and circumstances, take appropriate remedial action against the officer.

NO HEDGING OR PLEDGING

The Company’s insider trading policy prohibits directors, officers and employees from engaging in hedging transactions, holding Company securities in a margin account or otherwise pledging Company securities.

TAX IMPLICATIONS: DEDUCTIBILITY OF NEO COMPENSATION

Under Section 162(m) of the Internal Revenue Code, generally NEO compensation over $1 million for any year is not deductible for United States income tax purposes. The CHRC believes that it must maintain flexibility in its approach to executive compensation in order to structure a program that it considers to be the most effective in attracting, motivating and retaining the Company’s key executives, and therefore, the deductibility of compensation is one of several factors considered when making executive compensation decisions.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee (CHRC) has reviewed and discussed the Compensation Discussion & Analysis (CD&A) included in this proxy statement with management and is satisfied that the CD&A fairly and completely represents the philosophy, intent and actions of the CHRC with regard to executive compensation. Based on such review and discussion, we recommend to the board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the SEC.

By the members of the Compensation and Human Resources Committee:

Rayford Wilkins, Jr., Chair
Daniel M. Dickinson
Gerald Johnson
Judith F. Marks

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2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation	Total Without Change in Pension Value(6)
D. James Umpleby, III Chairman & CEO	2023	$1,752,500	$—	$8,499,949	$8,500,034	$5,733,900	$—	$1,343,949	$25,830,332	$25,830,332
	2022	$1,687,500	$—	$6,749,957	$6,749,994	$4,614,800	$—	$805,349	$20,607,600	$20,607,600
	2021	$1,637,500	$—	$8,749,964	$8,750,028	$4,792,980	$—	$367,560	$24,298,032	$24,298,032
Andrew R. J. Bonfield CFO	2023	$916,800	$—	$2,650,027	$2,649,989	$1,902,000	$—	$241,123	$8,359,939	$8,359,939
	2022	$882,575	$—	$2,200,090	$2,199,994	$1,501,900	$—	$438,984	$7,223,543	$7,223,543
	2021	$853,000	$—	$2,599,981	$2,599,993	$1,524,600	$—	$118,062	$7,695,636	$7,695,636
Suzette M. Long Chief Legal Officer & General Counsel	2023	$958,174	$—	$2,449,891	$2,449,986	$1,586,400	$—	$247,865	$7,692,316	$7,692,316

Denise C. Johnson Group President	2023	$911,450	$—	$2,199,975	$2,199,962	$1,874,200	$—	$312,957	$7,498,544	$7,498,544
	2022	$877,425	$—	$1,849,964	$1,849,982	$1,544,800	$—	$464,372	$6,586,543	$6,586,543
	2021	$846,375	$—	$2,550,095	$2,549,997	$1,771,100	$—	$138,799	$7,856,366	$7,856,366
Joseph E. Creed Chief Operating Officer	2023	$819,092	$—	$2,199,975	$2,199,962	$1,771,700	$—	$253,746	$7,244,475	$7,244,475
	2022	$702,425	$—	$1,849,964	$1,849,982	$1,320,900	$—	$257,654	$5,980,925	$5,980,925
	2021	$665,000	$—	$2,499,990	$2,500,000	$1,227,300	$—	$289,991	$7,182,281	$7,182,281
(1)	The amounts reported in this column represent PRSUs granted in 2023 under the Caterpillar Inc. 2014 Long-Term Incentive Plan (LTIP) and are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, assuming the highest level of performance is achieved for the PRSUs, which at the time of grant reflected the probable level of achievement. Assumptions made in the calculation of these amounts are included in Note 3 “Stock-based compensation” to the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, included in the Company’s Form 10-K filed with the SEC on February 16, 2024.
(2)	The amounts reported in this column represent non-qualified stock options granted under the LTIP that are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 3 “Stock-based compensation” to the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, included in the Company’s Form 10-K filed with the SEC on February 16, 2024.
(3)	The amounts in this column reflect the AIP payments for 2023, paid in 2024, for all NEOs.
(4)	No NEO receives preferential or above market earnings on nonqualified deferred compensation. Amounts above reflect the actuarial present value of the NEO’s change in accrued benefit under all defined benefit pension plans year over year using the pension plan measurement dates for financial statement reporting purposes. See Retirement and Other Benefits on page 51 for descriptions of the pension plans, and the 2023 Pension Benefits table and related footnotes on page 57 for the present value of each NEO’s accumulated pension benefits and information regarding actuarial assumptions used.
(5)	All Other Compensation detail for 2023 is shown in a separate table appearing on the next page.
(6)	To demonstrate how year-over-year changes in pension value impact total compensation, as determined under SEC rules, we have included this column to show total compensation without pension value changes. The amounts reported in this column are calculated by subtracting the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, from the amounts reported in the Total Compensation column. To the extent amounts reported in this column differ from the amounts reported in the Total Compensation column, they are not a substitute for the amounts reported in the Total Compensation column.

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2023 ALL OTHER COMPENSATION TABLE

Name	Company Contributions 401(k)	Company Contributions SDCP	Corporate Aircraft/ Transportation(1)	Personal Security(2)	Other(3)		Total All Other Compensation
D. James Umpleby, III	$35,717	$671,012	$50,146	$7,398	$579,676	(4)	$1,343,949
Andrew R. J. Bonfield	$31,640	$209,409	$74	$—	$—		$241,123
Suzette M. Long	$35,050	$195,065	$—	$4,250	$13,500		$247,865
Denise C. Johnson	$34,384	$244,751	$649	$14,948	$18,225		$312,957
Joseph E. Creed	$35,318	$189,836	$2,594	$7,498	$18,500		$253,746
(1)	Values in this column include the value of personal aircraft usage based on Caterpillar’s incremental cost per flight hour, including the weighted average variable operating cost of fuel, oil, aircraft maintenance, landing and parking fees, related ground transportation, catering and other smaller variable costs. Mr. Umpleby and the Company have a time-sharing lease agreement, pursuant to which certain costs associated with personal flights are reimbursed by Mr. Umpleby to the Company in accordance with the agreement. The 2023 amount listed includes personal use of corporate aircraft as follows: Mr. Umpleby $49,065, and Mr. Creed $52. Values in this column also include the value of personal use of executive ground transportation service based on Caterpillar’s incremental cost per mile and trip hour, or as invoiced by a third-party service provider. The 2023 amount listed includes personal ground transportation usage as follows: Mr. Umpleby $1,081, Mr. Bonfield $74, Mr. Creed $2,542 and Ms. Johnson $649.
(2)	Amounts reported for personal security include the cost for services provided by outside security providers for installation, monitoring and maintenance of home security and smart home services and for reputation and identity theft protection. The incremental cost associated with the security services is determined based upon the amounts paid to these outside service providers.
(3)	Values in this column include the cost for executive physicals and financial planning and tax preparation services. The incremental cost associated with these services is determined based upon the amounts paid to the approved service providers.
(4)	The Company provides home sale assistance and home buyout benefits under its relocation program for management-level employees. A third-party relocation company manages the buyout process whereby the relocation company purchases the employee’s home at its appraised market value and is responsible for carrying the home until it is sold. The Company pays a fee and reimburses the relocation company for carrying costs, as well as any deficiency if the home is sold for less than the purchase price. In connection with the move of our Global Headquarters to Irving, Texas in 2022, Mr. Umpleby’s home was purchased by the relocation company in 2022 and sold in 2023 pursuant to this corporate relocation program. The amount in this column also includes $561,881, which is the total the Company paid to the relocation company in 2023 for the carrying costs and final sale of Mr. Umpleby’s home.

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GRANTS OF PLAN-BASED AWARDS IN 2023

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
D. James Umpleby III	3/6/2023				33,467	—	—	$—	$8,499,949
	3/6/2023				—	—	112,156	$253.98	$8,500,034
	AIP(5)	1,533,647	3,067,295	6,134,589
Andrew R. J. Bonfield	3/6/2023				10,434	—	—	$—	$2,650,027
	3/6/2023				—	—	34,966	$253.98	$2,649,989
	AIP(5)	527,230	1,054,460	2,108,920
Suzette M. Long	3/6/2023				9,646	—	—	$—	$2,449,891
	3/6/2023				—	—	32,327	$253.98	$2,449,986
	AIP(5)	439,724	879,448	1,758,896
Denise C. Johnson	3/6/2023				8,662	—	—	$—	$2,199,975
	3/6/2023				—	—	29,028	$253.98	$2,199,962
	AIP(5)	524,153	1,048,307	2,096,614
Joseph E. Creed	3/6/2023				8,662	—	—	$—	$2,199,975
	3/6/2023				—	—	29,028	$253.98	$2,199,962
	AIP(5)	485,168	970,336	1,940,673
(1)	The amounts reported represent estimated potential awards under the 2023 AIP.
(2)	The amounts reported in this column represent estimated potential awards under the LTIP. PRSUs were granted on March 6, 2023, under the LTIP for the 2023-2025 performance period. PRSUs vest at the end of the three-year performance period subject to the Company’s achievement of an average ROE performance hurdle during that period. There is no threshold or maximum payout opportunity with respect to these PRSUs.
(3)	Amounts reported represent stock options granted under the LTIP. The exercise price for all stock options granted to the NEOs is the closing price of Caterpillar stock on the grant date, March 6, 2023. All stock options granted to the NEOs will vest in one-third increments on March 6, 2024, March 6, 2025, and March 6, 2026.
(4)	The amounts shown do not reflect realized compensation by the NEO. As reported in this column, the value of PRSUs granted in 2023 under the LTIP are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, assuming the highest level of performance is achieved for the PRSUs, which at the time of the grant reflected the probable level of achievement.
(5)	The 2023 AIP estimates shown are based on each executive’s base salary for 2023. The actual payout was based on the achievement of corporate and business unit performance metrics and the Strategic Objectives Modifiers. Please refer to page 46 of the CD&A for a detailed explanation of the various performance metrics. Annual payments to each NEO under AIP are limited by a plan cap of $15 million. The cash payouts for the 2023 plan year are included in the column “Non-Equity Incentive Plan Compensation” of the “2023 Summary Compensation Table.”

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OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END

Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards
	Grant Date	Exercisable	Unexercisable					Number of Unearned Shares, Units or other Rights that have not Vested(2)		Market or Payout Value of Unearned Share, Units or other Rights that have not Vested(3)
D. James Umpleby III	3/1/2021	—	—	$—	—	—	$—	42,136	(4)	$12,458,351
	3/1/2021	103,608	51,803	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	—	—	$—	—	—	$—	35,593	(5)	$10,523,782
	3/7/2022	43,527	87,052	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—	—	—	$—	33,985	(5)	$10,048,345
	3/6/2023	—	112,156	$253.98	3/6/2033	—	$—	—		$—
Andrew R. J. Bonfield	3/1/2021	—	—	$—	—	—	$—	12,520	(4)	$3,701,788
	3/1/2021	—	15,393	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	—	—	$—	—	—	$—	11,601	(5)	$3,430,068
	3/7/2022	—	28,372	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—	—	—	$—	10,596	(5)	$3,132,919
	3/6/2023	—	34,966	$253.98	3/6/2033	—	$—	—		$—
Suzette M. Long	3/1/2021	—	—	$—	—	—	$—	9,631	(4)	$2,847,598
	3/1/2021	23,682	11,840	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	—	—	$—	—	—	$—	8,965	(5)	$2,650,682
	3/7/2022	10,963	21,924	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—	—	—	$—	9,795	(5)	$2,896,088
	3/6/2023	—	32,327	$253.98	3/6/2033	—	$—	—		$—
Denise C. Johnson	3/1/2021	—	—	$—	—	—	$—	12,280	(4)	$3,630,828
	3/1/2021	30,194	15,097	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	—	—	$—	—	—	$—	9,755	(5)	$2,884,261
	3/7/2022	11,930	23,858	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—	—	—	$—	8,796	(5)	$2,600,713
	3/6/2023	—	29,028	$253.98	3/6/2033	—	$—	—		$—
Joseph E. Creed	3/1/2021	—	—	$—	—	—	$—	12,039	(4)	$3,559,571
	3/1/2021	29,602	14,801	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	—	—	$—	—	—	$—	9,755	(5)	$2,884,261
	3/7/2022	11,930	23,858	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—	—	—	$—	8,796	(5)	$2,600,713
	3/6/2023	—	29,028	$253.98	3/6/2033	—	$—	—		$—
(1)	Stock options granted in 2021, 2022 and 2023 are exercisable in one-third increments on each of the first through third year anniversaries of the date of grant for all NEOs. Stock options expire ten years from the grant date for an active employee.
(2)	The amounts shown include the portion of any prior PRSU grants that were not vested as of December 31, 2023. The grants provide for DEUs to accrue on unvested PRSUs when a dividend is paid by the Company. The amount shown includes any applicable DEUs accrued as of December 31, 2023 (rounded to the nearest whole unit).
(3)	Market value is based on the number of PRSUs, including, when applicable, DEUs that have not vested (rounded to the nearest whole unit) multiplied by $295.67, the closing price of Caterpillar’s common stock on December 29, 2023.
(4)	This amount represents the PRSUs that vested based on the achievement of an average ROE performance hurdle over the three-year performance cycle. The Company achieved the ROE performance hurdle and, accordingly, the PRSUs vested and the shares were released February 13, 2024.
(5)	This amount represents the PRSUs that are scheduled to vest following the end of the performance period in 2025 and 2026, respectively, based on the Company’s achievement of an average ROE performance hurdle over the three-year performance period. The number of PRSUs reported in this table assumes the aggregate ROE performance hurdle is achieved for the three-year performance period.

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2023 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
D. James Umpleby, III	422,260	$61,129,616	49,260	$12,249,735
Andrew R. J. Bonfield	68,068	$6,296,274	15,029	$3,737,338
Suzette M. Long	20,529	$2,129,268	13,359	$3,322,051
Denise C. Johnson	41,748	$6,353,952	15,446	$3,841,036
Joseph E. Creed	25,992	$3,003,865	5,009	$1,245,614
(1)	The number of shares acquired on exercise represents the total number of options exercised before taking into account any shares withheld to cover applicable tax obligations or the exercise price. Value realized on exercise is calculated by multiplying the options exercised by the difference between the price of our common stock at the time of exercise and the exercise price.
(2)	The number of shares acquired on vesting represents the number of PRSUs released upon vesting before taking into account any shares withheld to cover applicable tax obligations. Value realized on vesting is calculated by multiplying the number of vested PRSUs by the average of the high and low market price of our common stock on the vesting date.

2023 PENSION BENEFITS

Name	Plan Name(1)	Number of Years of Credited Service(2)	Present Value of Accumulated Benefit(3,4)	Payments During Last Fiscal Year
D. James Umpleby III	RIP - Solar RP	25	$2,016,969	$—
	Solar MRO	25	$29,932,699	$—
Andrew R. J. Bonfield	—	—	$—	$—
Suzette M. Long	RIP	5.17	$74,029	$—
Denise C. Johnson	—	—	$—	$—
Joseph E. Creed	RIP	13.58	$225,651	$—
(1)	Upon his initial hire with Solar Turbines Inc, a wholly owned subsidiary of Caterpillar, on July 7, 1980, Mr. Umpleby became eligible to participate in the Solar Turbines Inc. Retirement Plan (Solar RP) and the Solar Turbines Incorporated Managerial Retirement Objective Plan (Solar MRO). Ms. Long and Mr. Creed participate in the Caterpillar, Inc. Retirement Income Plan (RIP). The Solar RP was merged into RIP as of January 1, 2015; however, all benefit and eligibility provisions of Solar RP remain unchanged. The RIP is a noncontributory U.S. qualified defined benefit pension plan and the Solar MRO is a U.S. non-qualified pension plan. Mr. Bonfield and Ms. Johnson do not participate in a pension plan.
(2)	Mr. Umpleby has more than 43 years of service with the Company and meets the normal retirement eligibility requirement of age 65 with at least five years of service. The Solar RP was merged into RIP as of January 1, 2015; however, all benefit and eligibility provisions of Solar RP remain unchanged. The total benefit formula for the Solar RP is 60 percent of final average salary prorated for years of service less than 25 minus 65 percent of the monthly Social Security benefit. Final average salary is the average base salary for the highest consecutive 36-month period during the 120-month period prior to the determination date. The Solar MRO provides a benefit under the same benefit formula but includes base salary and annual cash incentive pay. Amounts payable under both Solar RP and Solar MRO are based upon a maximum of 25 years of service.
Ms. Long has more than 18 years of service with the Company. The Pension Equity Plan formula (PEP) for the RIP produces a single lump sum benefit based on a multiple of final average salary and service as of the freeze date of the plan. Final average salary is the average base and incentive salary for the 5 highest 12-month periods during the 120-month period prior to the determination date. Ms. Long meets the vesting requirement as defined under RIP to commence distribution of her benefit following her termination of employment.
Mr. Creed has more than 26 years of service with the Company. The Traditional benefit formula for the RIP is 1.5 percent of final average salary times years of service as of the freeze date of the plan (up to 35). Final average salary is the average base and incentive salary for the 5 highest 12-month periods during the 120-month period prior to the determination date. Mr. Creed does not currently meet early retirement eligibility requirement criteria as defined under RIP but would be eligible upon attainment of 30 years of service or age 55, whichever comes first.
The NEOs’ annual retirement income benefits under RIP are restricted by the Internal Revenue Code limitations and the excess benefit is paid from the Solar MRO for Mr. Umpleby. Solar MRO is not funded.
(3)	The present value of accumulated benefits payable is determined assuming commencement on the NEO’s earliest unreduced retirement date using a discount rate of 5.03% and the PRI-2012 White Collar separate annuitant and non-annuitant mortality table with a load factor of 93.6% and projected forward using Scale MP-2021 fully generational. Mr. Umpleby satisfies the plans’ unreduced normal retirement criteria, attainment of age 65 with at least 5 years of service. The PEP formula does not provide for unreduced early retirement; Ms. Long’s benefit is valued at her normal retirement age. Mr. Creed does not satisfy unreduced early retirement criteria; his benefit is valued at his normal retirement age.
(4)	Mr. Umpleby’s pension benefit is based on the average of the highest consecutive 36 months of pensionable earnings in the 120-month period prior to the determination date of December 31, 2019, the date on which the Solar RP and Solar MRO were frozen for all sunset employees. Ms. Long’s and Mr. Creed’s pension benefits under RIP are based on the average of the 5 highest 12-month periods within the 120-month period preceding the determination date of December 31, 2010, the date on which RIP was frozen for all non-sunset employees. Pensionable earnings under these plans include base salary and annual cash incentive pay. Although Mr. Umpleby, Ms. Long and Mr. Creed no longer accrue additional benefits under these plans, the present value of the accumulated benefit as reported may increase or decrease each year based on the actuarial and interest rate assumptions used to calculate the benefits for financial reporting purposes.

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2023 NONQUALIFIED DEFERRED COMPENSATION

The “2023 Nonqualified Deferred Compensation” table describes unfunded, non-qualified deferred compensation plans that permit the deferral of salary, bonus and short-term cash performance awards by NEOs. These plans also provide for matching and/or annual non-elective contributions by the Company. NEOs are eligible to receive the amount in their deferred compensation accounts following termination under any termination scenario unless the NEO elected to further defer the payment as permitted by the plans.

Name	Plan Name(1)	Executive Contributions in 2023(2)	Registrant Contributions in 2023(2)	Aggregate Earnings in 2023(3)	Aggregate Balance At 12/31/ 2023(4)
D. James Umpleby III	SDCP	$362,238	$671,012	$2,752,111	$13,746,872
	SEIP	$—	$—	$11,902	$66,275
	DEIP	$—	$—	$1,377,742	$6,805,615
Andrew R. J. Bonfield	SDCP	$177,030	$209,409	$150,968	$1,360,830
Suzette M. Long	SDCP	$111,262	$195,065	$539,292	$3,134,937
Denise C. Johnson	SDCP	$127,575	$244,751	$1,686,026	$8,147,374
Joseph E. Creed	SDCP	$108,600	$189,836	$494,365	$2,370,552
(1)	The Supplemental Deferred Compensation Plan (SDCP) is a non-qualified deferred compensation plan, which effectively replaced the Supplemental Employees’ Investment Plan (SEIP) and Deferred Employees’ Investment Plan (DEIP).
(2)	SDCP allows eligible U.S. employees, including all NEOs, to voluntarily defer a portion of their base salary and annual incentive pay into the plan and receive a Company matching contribution. Amounts deferred by executives in 2023 for base salary and annual incentive pay are included in the “2023 Summary Compensation Table.” Eligible U.S. employees, including all NEOs, also receive an annual non-elective contribution to SDCP by the Company regardless of employee deferrals. Annual non-elective contributions and/or matching contributions to SDCP made by Caterpillar in 2023 are included in the “2023 All Other Compensation Table” under the “Company Contributions SDCP” column. SDCP participants may elect to receive a lump sum payment, or installment payments payable for up to 15 years, following their separation from service.
(3)	Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of notional investment results. The investment choices available to the participant mirror those of the Company’s 401(k) plans.
(4)	Amounts in this column include the following amounts that have been reported in the “Summary Compensation Table” for the years 2021–2023 as follows: Mr. Umpleby $2,185,933, Mr. Bonfield $877,747, Ms. Long $306,327, Ms. Johnson $803,154 and Mr. Creed $583,627.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Except for customary provisions in employee compensation plans or as required by law, there are no pre-existing severance or change in control agreements with the NEOs.

The following is a summary of the compensation that would become payable under the existing compensation plans if an NEO’s employment had terminated on December 31, 2023, in each of the following scenarios:

■	Voluntary Separation, including retirement that does not qualify as Long-Service Separation
■	Long-Service Separation (separation after age 55 with five or more years of Company service)
■	Termination for Cause
■	Termination without Cause or for Good Reason within one year following a change in control (termination following CIC)

EQUITY AWARDS
Voluntary Separation	■ Stock Options: Vested awards are exercisable until the earlier of the expiration date or 60 days from the separation date; unvested awards are forfeited
■ PRSUs: Unvested awards are forfeited
Long-Service Separation	■ Stock Options: Vest over the normal vesting schedule and become exercisable for the remaining term of the award
■ PRSUs: Remain outstanding and vest if and to the extent the performance goal is achieved
Termination for Cause	■ Stock Options: Vested but unexercised awards and unvested awards are forfeited
■ PRSUs: Unvested awards are forfeited
Termination following CIC	■ Stock Options: Vest and become immediately exercisable for remaining term of the award
■ PRSUs: Accelerated vesting of outstanding awards

ANNUAL INCENTIVE AWARDS
Voluntary Separation	■ Payment is forfeited
Long-Service Separation	■ Payment for a pro-rated service period based on actual results
Termination for Cause	■ Payment is forfeited
Termination following CIC	■ Payment for a pro-rated service period assuming achievement of target opportunity

2024 PROXY STATEMENT	59

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

TERMS AND POTENTIAL PAYMENTS – CHANGE IN CONTROL

The following tabular information quantifies certain payments that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2023. The information is provided relative to the NEO’s compensation and service levels as of the date specified. If applicable, they are based on the Company’s closing stock price on December 29, 2023.

		Equity Awards
Name	Termination Scenario(1)	Stock Options(2)	PRSUs/ RSUs(3)	Annual Incentive(4)	Total
D. James Umpleby III	Voluntary Separation	$17,223,686	$33,030,478	$5,733,900	$55,988,064
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$17,223,686	$33,030,478	$3,067,295	$53,321,459
Andrew R. J. Bonfield	Voluntary Separation	$5,434,193	$10,264,775	$1,902,000	$17,600,968
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$5,434,193	$10,264,775	$1,054,460	$16,753,428
Suzette M. Long	Voluntary Separation	$4,416,305	$8,394,368	$1,586,400	$14,397,073
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$4,416,305	$8,394,368	$879,448	$13,690,121
Denise C. Johnson	Voluntary Separation	$4,717,416	$9,115,802	$1,874,200	$15,707,418
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$4,717,416	$9,115,802	$1,048,307	$14,881,525
Joseph E. Creed	Voluntary Separation	$—	$—	$—	$—
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$4,694,947	$9,044,545	$970,336	$14,709,828

(1)	If a NEO qualifies for Long-Service Separation and voluntarily separates from the company, Long-Service Separation rules will apply. In 2023, Mr. Umpleby, Mr. Bonfield, Ms. Long and Ms. Johnson qualified for Long-Service Separation and would therefore receive the amounts reported under “Voluntary Separation.”
(2)	For valuation purposes, as of December 31, 2023, the option exercise price was lower than the year-end closing price of $295.67 for all outstanding options. The 2021, 2022, and 2023 grants were not fully vested as of December 31, 2023.
(3)	The valuation shown is based on the number of PRSUs and RSUs, including any applicable DEUs, that would vest multiplied by the closing price of Caterpillar common stock on December 29, 2023, which was $295.67 per share.
(4)	The AIP provisions limit the payout to a maximum of $15.0 million per participant in any single year. Amounts shown for “Termination Following CIC” represent the target payout available under the AIP.

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COMPENSATION RISK

The CHRC regularly reviews the Company’s compensation policies and practices, including the risks created by the Company’s compensation plans. In addition, the Company also conducted a review of its compensation plans and related risks to the Company. The Company reviewed its analysis with the CHRC and the independent compensation consultant, and the CHRC concluded that the compensation plans reflected the appropriate compensation goals and philosophy and do not incentivize excessive or inappropriate risk taking. Based on this review and analysis, the Company has concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO

The Company is providing the following disclosure about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Umpleby, the Chairman and CEO. To better understand this disclosure, it is important to emphasize that the Company’s compensation programs are designed to reflect local market practices across our global operations. The Company strives to create a competitive global compensation program in terms of both the position and the geographic location in which Caterpillar employees are located. As a result, the Company’s compensation programs vary among each local market to provide for a competitive compensation package.

■	The median annual total compensation of all Caterpillar employees, other than Mr. Umpleby, was $59,528.
■	Mr. Umpleby’s annual total compensation, as reported in the Summary Compensation Table, was $25,830,332.
■	The ratio of Mr. Umpleby’s annual total compensation compared to the median of the annual total compensation of all employees was 434 to 1.

As permitted by SEC rules, we determined that for 2023 we could refer to the same median employee that was identified for 2022. There has been no change in either our employee population or our employee compensation arrangements in 2023 that we believe would significantly impact our pay ratio disclosure. However, we used a different median employee for 2023 because the median employee identified for 2022 left the company in August 2023. The median employee used for 2023 is an employee whose compensation was substantially similar to the compensation of the original median employee used for 2022, based on the methodology used to identify the original median employee for 2022. The original median employee for 2022 was identified by including all full- and part-time employees as of October 1, 2022, of which approximately 44 percent were in the U.S. and 56 percent were outside of the United States. The Company did not exclude any of its employees when determining the employee population from which to identify the median employee. For purposes of identifying the Company’s median employee, the Company considered the base salary and annual cash incentive. Base salary and annual cash incentive were chosen because (i) they represent the principal forms of compensation delivered to all employees and (ii) this information is readily available in each country. In addition, compensation was measured using the 12-month period ending December 31, 2022.

The Company’s median employee’s total compensation for 2023 was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” as determined under SEC requirements to our CEO and to our other NEOs and certain financial performance of the Company. Compensation actually paid does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with Company’s performance, see the Compensation Discussion and Analysis.

PAY VERSUS PERFORMANCE TABLE

							Value of Initial Fixed $100 Investment Based On:
Year(1)	SCT Total Compensation for CEO	Compensation Actually Paid to CEO(2)		Average SCT Total Compensation for Other NEOs	Average Compensation Actually Paid to Other NEOs(2)		Cumulative TSR(3)	Cumulative Peer Group TSR (S&P 500 Industrials)(3)	Net Income ($M)	Return on Equity(4)
2023	$25,830,332	$39,641,382		$7,698,819	$11,525,285		$219.91	$150.20	$10,335	61.5%
2022	$20,607,600	$34,096,694	(5)	$6,610,827	$10,398,658	(5)	$174.60	$127.15	$6,705	45.3%
2021	$24,298,032	$34,172,491	(5)	$7,610,248	$10,084,611	(5)	$147.22	$134.52	$6,489	37.2%
2020	$13,676,551	$28,536,469	(5)	$4,749,102	$9,387,400	(5)	$126.97	$111.06	$2,998	24.0%

(1)	For each covered year, D. James Umpleby III served as our Chief Executive Officer. Other Named Executive Officers are as follows: for 2023, Andrew Bonfield, Suzette Long, Denise Johnson and Joe Creed; for 2022 and 2021, Andrew Bonfield, Denise Johnson, Bob De Lange and Joe Creed; and for 2020, Andrew Bonfield, William Ainsworth, Bob De Lange and Denise Johnson.

(2)	Amounts reported in this column are based on total compensation reported for our CEO and for other NEOs, respectively, in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

		SCT Total Compensation	Grant Date fair value of current year grants as disclosed in the SCT	Year-End fair value of awards granted in current year and unvested at year-end	Change in fair value of awards granted in prior years and unvested at Year-end	Change in fair value of awards granted in prior years and vested in current year	Prior Year-End fair value of any awards forfeited during current year	Compensation Actually Paid
2023	CEO(1)	$25,830,332	$(16,999,983)	$21,077,820	$6,157,365	$3,575,848	$—	$39,641,382
	NEO Average(1)	$7,698,819	$(4,749,942)	$5,889,323	$1,725,129	$961,956	$—	$11,525,285
2022	CEO(1)(5)	$20,607,600	$(13,499,951)	$19,694,813	$7,069,355	$224,877	$—	$34,096,694
	NEO Average(1)(5)	$6,610,827	$(3,874,981)	$5,653,127	$1,970,819	$38,866	$—	$10,398,658
2021	CEO(1)(5)	$24,298,032	$(17,499,992)	$16,046,195	$5,209,200	$6,119,056	$—	$34,172,491
	NEO Average(1)(5)	$7,610,248	$(5,075,011)	$4,653,411	$1,349,324	$1,546,639	$—	$10,084,611
2020	CEO(1)(5)	$13,676,551	$(11,799,969)	$22,425,120	$5,326,646	$(1,091,879)	$—	$28,536,469
	NEO Average(1)(5)	$4,749,102	$(3,799,993)	$7,221,651	$1,601,982	$(385,342)	$—	$9,387,400

(3)	Total shareholder return amounts assume an initial investment of $100 on December 31, 2019.
(4)	In accordance with SEC rules, the Company is required to include in the Pay Versus Performance Table the “most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our executive officers to Company performance for the most recently completed fiscal year. The Company determined Return on Equity, which is a metric included in our incentive program, meets this requirement, and therefore, we have included this performance measure in the Pay Versus Performance Table. See page 50 for information regarding adjustments made to ROE.
(5)	Consistent with SEC guidance issued in late 2023, equity values and Compensation Actually Paid for 2020 through 2022 have been adjusted from those previously reported to reflect a change in the date awards were considered vested for NEOs who meet the awards’ long-service separation requirement.

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The graphs below provide descriptions of the relationship between compensation actually paid (CAP) to our CEO and the average of the CAP to our other NEOs and our total shareholder return (TSR), net income and ROE for the period indicated. In addition, the first graph below describes the relationship between Caterpillar’s TSR and our peer group’s TSR (S&P 500 Industrials) for the period indicated.

2024 PROXY STATEMENT	63

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COMPANY’S MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following are the most important financial performance measures (shown in alphabetical order), as determined by the Company, that link compensation actually paid to our CEO and other NEOs to the Company’s performance for the most recently completed fiscal year.

Most Important Financial Measures
Adjusted Profit Per Share	Enterprise Services Revenues
Enterprise Operating Profit Margin	Relative Average TSR
Enterprise Operating Profit	Return on Equity
Enterprise Operating Profit After Capital Charge (OPACC)

2024 PROXY STATEMENT	64

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SHAREHOLDER PROPOSALS

PROPOSAL 4 – SHAREHOLDER PROPOSAL - INDEPENDENT BOARD CHAIRMAN

What am I voting on? Independent Board Chairman

Who submitted the proposal?

This proposal was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has represented that he is the owner of no fewer than 20 shares of Caterpillar Inc. common stock.

Board Voting Recommendation:

AGAINST proposal

Caterpillar Inc. is not responsible for the content of this shareholder proposal or supporting statement.

PROPOSAL

PROPOSAL 4 - INDEPENDENT BOARD CHAIRMAN

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the chairman of the Board shall be an Independent Director.

The Company has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

Although it is a best practice to adopt this proposal promptly this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic. Thus Caterpillar Director David Calhoun (who already has too much on his plate at Boeing) is the Boeing CEO and is not the Boeing Chairman.

Caterpillar also does not have a lead director. Caterpillar has a presiding director which is typically a weak version of a lead director role. Plus there is a vague presiding director rotation policy at CAT which could mean that if the CAT Chairman does not like the presiding director there is a turnkey method to rotate the presiding director out of that role.

A presiding director is no substitute for an independent board chairman. A presiding director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A presiding director can delegate most of the presiding director duties to others and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

A presiding director can be given a list of duties but there is no rule that prevents the Chairman from overriding the presiding director in any of the so-called presiding director duties.

2024 PROXY STATEMENT	65

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Caterpillar presiding director Debra Reed-Klages, under the name Debra Reed, was negatively flagged by GMI Ratings, an independent investment research firm, for her involvement with the Halliburton board when it filed for bankruptcy after a $900 million loss. Halliburton is an oil service company.

Perhaps there should be a rule against a person who has been a CEO and a Chairman at the same time being named as Caterpillar presiding director. Presiding director Ms. Reed-Klages had years in the dual jobs of CEO and Chairman at Sempra Energy which could lead to her giving the utmost deference to the Caterpillar Chairman/CEO.

Past and present holders of both jobs at the same time would seem to have a specific affinity with the one Caterpillar person who now has the 2 most important Caterpillar jobs, Chairman and CEO. This is inconsistent with the oversight role of a presiding director.

Please vote yes:

Independent Board Chairman - Proposal 4

COMPANY RESPONSE

After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below:

Our shareholders are best served if the Board has the organizational flexibility to select the optimal leadership structure based on our key challenges and business needs at any given time.

We operate in a highly complex and often challenging macroeconomic operating environment in which our Board must constantly assess industry change and disruption. Our Board is comprised of directors with diverse backgrounds, experience, perspectives, and in-depth knowledge about Caterpillar who are uniquely positioned to evaluate Caterpillar’s key challenges and needs at any given time, including determining the optimal leadership structure. Under our Bylaws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the Board’s discretion. The Board has appointed D. James Umpleby III to serve as both Chairman & CEO because it believes it is in the best interests of Caterpillar and our shareholders for the roles to be combined at this time. The Board believes the combined role of Chairman & CEO currently strikes an appropriate balance between strong and consistent executive leadership and independent and effective oversight. This current approach promotes unified leadership and direction for Caterpillar and ensures that Caterpillar is represented by a single voice to dealers, customers, shareholders, employees and other stakeholders.

Our Board recognizes and anticipates that circumstances may change such that a different structure may be warranted to support Caterpillar’s needs. Every year, the Board reviews and assesses its leadership structure and makes any changes it deems necessary. In making its determination, the Board reviews a variety of criteria, including shareholder feedback, Caterpillar’s strategic goals, the current operating and governance environment, the skill set of the independent directors, the dynamics of the Board and the strengths and talents of the Company’s senior management at any given point in time. The Board also considered Mr. Umpleby’s deep-rooted history with the Company, including his nearly forty-five year tenure as a Caterpillar employee, with three decades of experience in senior management and executive positions and more than a decade of financial responsibility and experience. The Board believes that this significant experience is integral in exercising sound business judgment in leading our Board.

Effective corporate governance requires more than just the mechanical “one-size-fits-all” approach requested by this proposal. In the past, the Board has chosen to separate the roles based on Caterpillar’s needs and circumstances at the time, most recently from 2017 through late 2018.

We believe it is important and in the best interests of our shareholders for our Board to continue to exercise its judgment on a case-by-case basis in determining the most effective leadership structure for us at any particular time rather than taking a rigid approach pursuant to an inflexible policy established in advance.

Caterpillar has strong governance practices to ensure independent oversight of the Chairman & CEO and management.

The Board recognizes the importance of independent oversight of the Chairman and CEO and management and has already implemented structures and practices to enhance this oversight. The Board elects a Chairman annually and, as part of the election process, considers whether to elect the CEO or an independent director to serve as Chairman. If the CEO is elected Chairman, the independent directors elect an independent Presiding Director from among themselves. The role of Presiding Director is highly empowered and robust as described in the “Duties and Responsibilities of Presiding Director” and “Board Election and Leadership Structure” sections in this proxy statement. In particular, among other duties and responsibilities, the Presiding Director approves the type of information sent to the Board, provides input and approves meeting agendas for the Board, has the authority to call meetings of the independent directors and, in conjunction with the chairman of the Compensation and Human Resources Committee, provides the Chairman & CEO with the results of his/her annual performance review.

2024 PROXY STATEMENT	66

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Similarly, at each Board meeting, the independent directors meet in an executive session led by the Presiding Director without the Chairman & CEO or any members of management present. During these sessions, the independent directors consider and discuss any matters they determine to be appropriate, including an evaluation of the Chairman & CEO and senior management’s performance, Caterpillar’s operating and financial performance and returns to shareholders.

Moreover, Caterpillar’s strong corporate governance practices encourage independence and negate the need for a fixed policy requiring the separation of the roles of Chairman and CEO. Such structures and practices include:

■	With the exception of Mr. Umpleby, all of Caterpillar’s current directors are independent;
■	The Board’s five committees are comprised solely of, and chaired by, independent directors;
■	Annual election of all directors by majority vote;
■	Proxy access;
■	Shareholders’ right to call a special meeting;
■	Director access to senior management;
■	Robust, year-round shareholder engagement process;
■	Annual self-evaluations of the Board, its Committees, each individual director and the Chairman & CEO; and
■	Publicly available Corporate Governance Guidelines that are reviewed at least annually.

The current leadership structure of our Board and our existing governance practices have served our shareholders well.

In 2017, Caterpillar launched its Operating & Execution Model strategy with a focus on profitable growth. Caterpillar leverages its strategy to allocate resources to areas that have the best potential to grow OPACC dollars. This disciplined focus has led to strong performance and Caterpillar has delivered a 279%(1) total shareholder return since 2017. There is no evidence to suggest that adopting a rigid policy mandating the separation of the Chairman and CEO roles would improve our financial performance or otherwise benefit shareholders.

Given the strong leadership of Caterpillar’s current Chairman & CEO, the counter-balancing role of the Presiding Director and a Board comprised of strong and independent directors, and our proven track record of performance, the Board continues to believe it is in the best long-term interests of Caterpillar and its shareholders to maintain the flexibility to have the combined role of Chairman and CEO.

(1)	Total shareholder return assuming an investment of $100 on December 30, 2016, and reinvestment of dividends issued thereafter.

2024 PROXY STATEMENT	67

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PROPOSAL 5 – SHAREHOLDER PROPOSAL - LOBBYING DISCLOSURE

What am I voting on? Lobbying Disclosure

Who submitted the proposal?

The proposal was submitted by Myra K. Young, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278. Ms. Young has represented that she is the owner of 50 shares of Caterpillar Inc. common stock.

Board Voting Recommendation:

AGAINST proposal

Caterpillar is not responsible for the content of this shareholder proposal or the supporting statement.

PROPOSAL

PROPOSAL 5 — LOBBYING DISCLOSURE

Resolved, Stockholders request Caterpillar Inc. (“Company” or “Caterpillar”) prepare a report, updated annually, disclosing:

■	Company policy and procedures governing direct and indirect lobbying and grassroots lobbying communications.
■	Payments by Caterpillar used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
■	Caterpillar’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
■	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation, and (c) encourages the recipient of the communication to take action concerning the legislation or regulation. “Indirect lobbying” is lobbying by a trade association or other organization of which Caterpillar is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state, and federal levels.

The report shall be presented to the Public Policy and Governance Committee and posted on Caterpillar’s website.

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SUPPORTING STATEMENT

Full disclosure of Caterpillar’s lobbying activities and expenditures is needed to assess whether Caterpillar’s lobbying is consistent with its expressed goals and in stockholders’ best interests. Caterpillar spent $49,638,000 from 2010-2022 on federal lobbying. This does not include state lobbying, where Caterpillar also lobbies, but disclosure is uneven or absent. Caterpillar also lobbies abroad, spending between €100,000-199,000 on lobbying in Europe for 2022.

Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity (1). Caterpillar fails to disclose any of its payments to trade associations and social welfare groups (SWGs), nor amounts used for lobbying, to shareholders. Caterpillar belongs to the Business Roundtable (BRT), National Association of Manufacturers, and US Chamber of Commerce, which have spent over $2.3 billion on federal lobbying since 1998 and supports SWGs that lobby, like the Consumer Energy Alliance (CEA). Caterpillar also does not disclose its contributions to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council (ALEC).

Caterpillar’s lack of disclosure presents reputational risks to shareholder value when its lobbying contradicts the company’s public positions. For example, Caterpillar supports addressing climate change. Yet, the BRT lobbied against the Inflation Reduction Act (2), and the Chamber has reportedly been a “central actor” in dissuading climate legislation over two decades (3). As Caterpillar has drawn attention for its tax practices amidst an IRS dispute (4), the BRT has lobbied against a new minimum corporate tax (5). CEA has repeatedly been accused of using citizens’ names on government petitions and public comments without permission (6). Caterpillar supports diversity and inclusion, yet groups have asked companies to leave ALEC “because of its voter restriction efforts (7).

Enhance Shareholder Value, Vote FOR Lobbying Disclosure - Proposal 5

COMPANY RESPONSE

After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below:

Caterpillar already provides its shareholders with extensive information on its lobbying and political activities through its annual Lobbying Report and the information made available on its website and has significantly enhanced its transparency over the past two years.

Caterpillar understands that actions taken by governments around the world can have a significant impact, both positive or negative, on Caterpillar, its employees, dealers, suppliers and customers. Caterpillar believes that transparency in its lobbying expenditures and political activities is important and, therefore, provides both required and voluntary disclosures that meet or exceed any legal requirements with respect to its lobbying expenditures and political activities.

Following shareholder feedback, in 2023 we released our inaugural lobbying report, which enhanced our preexisting disclosures in a number of ways including by providing more transparency related to our U.S. trade and industry association memberships. Our second lobbying report published in 2024 further enhances our transparency. This report includes tiered reporting of the dollar amount of membership dues paid to all U.S. trade and industry associations and the percentage of these dues used for federal lobbying activities.

In addition to our comprehensive Lobbying Report, Caterpillar also files required federal Lobbying Disclosure Act reports with Congress. These reports are publicly available at http://disclosures.house.gov and provide Caterpillar’s federal lobbying activities and expenses for the preceding quarter as well as contributions to candidates by the Caterpillar Political Action Committee on a semiannual basis. These reports also include Caterpillar’s total federal lobbying expenditures, the issue that was the topic of communication, disclosure of the Caterpillar individuals who act as lobbyists on behalf of Caterpillar and identification of the legislative body or executive branch agency that was contacted. Caterpillar also provides direct links to review the most recent report in the Disclosures section of Caterpillar.com.

In the European Union, Caterpillar voluntarily participates in the Transparency Register operated by the European Parliament and the European Commission. Through this publicly available resource available at https://ec.europa.eu/transparencyregister, Caterpillar discloses its engagement with policymakers in the European Union regarding issues of interest to Caterpillar’s business and reports such information as to its membership in trade associations and annual expenses associated with activities identified in the Register.

Moreover, in our Lobbying Report and on our website, Caterpillar posts information about political expenditures by

(1)	https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported
(2)	https://www.theguardian.com/environment/2022/aug/19/top-us-business-lobby-group-climate-action-business-roudtable
(3)	https://www.washingtonpost.com/politics/2023/08/02/climate-group-pushes-big-tech-exit-nations-largest-business-lobby/
(4)	https://www.nprillinois.org/illinois/2022-09-08/caterpillar-settles-long-running-tax-dispute-with-irs
(5)	https://www.washingtonpost.com/business/2023/08/14/biden-corporate-tax/
(6)	https://www.cleveland.com/open/2023/09/their-names-appeared-on-letters-urging-fracking-ohios-state-parks-they-dont-know-how.html
(7)	https://www.thenation.com/article/politics/alec-corporations-democracy/

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Caterpillar and disbursements by Caterpillar’s Political Action Committee, along with a description of policies and procedures for Company political contributions. Caterpillar also makes voluntary disclosures regarding issues of global importance to Caterpillar, including detailed information on Caterpillar’s position with respect to such issues. All such policies and voluntary reports, in addition to information about Caterpillar’s policy positions and advocacy efforts on various issues, are available either in our Lobbying Report or on Caterpillar’s website at www.caterpillar.com/politicalengagement.

Caterpillar’s governance policies, which are publicly disclosed, provide effective oversight of its political activities.

As described in our Lobbying Report, Caterpillar’s political and advocacy activities at the state, federal and international levels are managed by the Senior Vice President, Global Government & Corporate Affairs, who coordinates and reviews with the Executive Office and relevant business leaders the legislative and regulatory priorities that are significant to Caterpillar’s business and shareholders, as well as related advocacy activities.

Furthermore, to ensure appropriate Board oversight of political activities, consistent with its charter, the Sustainability and other Public Policy Committee reviews Caterpillar’s political spending policy and its political activities including: corporate political contributions, political contribution activities of the Caterpillar Political Action Committee, trade association participation and alignment with Caterpillar’s Values in Action and policy objectives and Caterpillar’s significant lobbying priorities.

In summary, the Board believes that Caterpillar’s existing Lobbying Report and website disclosures provide shareholders with significant transparency and visibility into Caterpillar’s political engagement activities and its management and oversight of such activities. Preparation and publication of an additional, duplicative report as requested by this proposal will divert resources away from our focus on executing our strategy and supporting our customers without providing any additional meaningful information to shareholders.

2024 PROXY STATEMENT	70

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PROPOSAL 6 – SHAREHOLDER PROPOSAL - DIRECTOR BOARD SERVICE

What am I voting on?

Shareholders are being asked to vote on a proposal that asks the Board to adopt a policy, and amend the bylaws as necessary, forbidding directors from simultaneously sitting on the board of directors of two or more other companies and two or more non-corporate organizations.

Who submitted the proposal?

This proposal was submitted by The National Center for Public Policy Research, 2005 Massachusetts Ave. NW, Washington, DC 20036 who has represented that they are the owner of more than $2,000 in shares of Caterpillar Inc. common stock.

Board Voting Recommendation:

AGAINST proposal

Caterpillar is not responsible for the content of this shareholder proposal or the supporting statement.

PROPOSAL

PROPOSAL 6 — DIRECTOR BOARD SERVICE

SUPPORTING STATEMENT

Eight of Caterpillar’s ten board members sit on at least one other corporate board, and every board member is either on another board or has a high-ranking position at another company.

Caterpillar isn’t alone in this regard – nearly all corporations are guilty of contributing to the boardroom incest plaguing American business.

The sharing and swapping of directors has given rise to a cohesive managerial class that has sway over most large companies simultaneously. When directors across corporations – and even non-corporate organizations – are overlapping, interchangeable and only selected from a pool of existing board members, it creates a situation in which directors have more allegiance to the cultural trends that are cross-corporate than they do to attending to the specific interests of their respective companies.

This is particularly evident when companies misuse shareholder assets to meddle in political and social issues, otherwise known as “ESG”. From a uniformity standpoint alone, the cohesiveness of it all is astonishing. How is it that hundreds of massive, multinational, public corporations all behave in near-perfect lockstep with each other on the most divisive issues of the day?

Is there a single Caterpillar director in opposition to ESG?

Additionally, overboarding presents time commitment challenges. It has been found that “companies with overboarded directors performed worse compared to companies with no overboarded directors.” (1) Potential liability for failures of oversight are significant, with relevant litigation causing Boeing “$20 billion in non-litigation costs and more than $2.5 billion in litigation costs.” (2)

Directors are legally required to represent shareholders, and should do so independent of outside influences from other companies and organizations – especially if those other commitments impede on the time directors dedicate to Caterpillar, or if those commitments influence Caterpillar’s decisions to wade into divisive political matters, which carries its own set of risks.

Recent events made clear that when companies – led by this managerial class – engage in overtly political and divisive partisanship, company bottom-lines, and therefore value to shareholders, drop significantly. Disney, Bud Light and Target – which also share and swap directors – all suffered heavy losses in revenue and stock price after embracing divisive positions. (3)

Currently, Caterpillar also engages in such partisanship and also contributes to boardroom incest. In adopting this proposal, the Company would become a leader in prioritizing shareholder interests over the interests of the managerial class.

(1)	https://corpgov.law.harvard.edu/2019/08/05/director-overboarding-global-trends-definitions-and-impact/
(2)	https://www.klgates.com/Approval-of-US2375-Million-Settlement-in-Boeing-Derivative-Action-Demonstrates Impact-of-Section-220-Demand-in-ESG-Litigation-3-23-2022
(3)	https://www.theguardian.com/business/2023/aug/03/bud-light-revenue-sales-anheuser-busch;
https://www.foxbusiness.com/media/target-market-cap-losses-hit-15-7-billion-share-near-52-week-low-amid-woke-backlash;
https://www.washingtonexaminer.com/policy/economy/disney-has-lost-50-billion-in-value-since-war-withflorida-began

2024 PROXY STATEMENT	71

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RESOLVED: Shareholders request the Board of Directors to adopt a policy, and amend the bylaws as necessary, forbidding directors from simultaneously sitting on the boards of directors of two or more other companies and two or more non-corporate organizations. This policy would be phased in for the next election of directors in 2025. All directors who are currently directors at two or more other companies and/or two or more non-corporate organizations would have to resign from those positions in order to meet the requirements for being nominated to the Board.

COMPANY RESPONSE

After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below:

Caterpillar and its shareholders benefit from the experience and perspectives of our directors who serve on other boards and maintains a robust director selection and evaluation process.

The Nominating and Governance Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees as well as the qualifications of directors and director candidates in light of these needs. This assessment includes consideration of the background, skills, business experience and expected contributions to the Board that each director can provide. While not a requirement for Board service, one of the qualifications the Board seeks in director candidates is experience as a director of another public company. Service on other public company boards is especially valuable because it provides our directors with meaningful experience and insights that they draw upon to provide effective oversight of Caterpillar, including the highly complex regulatory mechanisms and framework that drive the operations of a public company board. This proposal would impose an arbitrary and inflexible requirement rather than allowing our Board and our Nominating and Governance Committee to consider each director on an individual basis.

The Board also conducts a robust self-evaluation process every year, including individual director evaluations. As part of this process, the Nominating and Governance Committee assesses whether each director candidate has sufficient time available to devote to the performance of his or her Board and Committee responsibilities.

Our Guidelines on Corporate Governance Issues include appropriate standards that reinforce and support the Board’s commitment to maintaining active and engaged directors.

In forming its recommendations for candidates to fill Board vacancies and for the slate of directors to be proposed by the Board at the annual meeting of shareholders, the Nominating and Governance Committee carefully reviews director time commitments, which includes a review of such director’s other professional obligations, and applies the policies set forth in Caterpillar’s Guidelines on Corporate Governance Issues. As set forth in these guidelines, directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively. Board members are expected to prepare for and participate in all Board and applicable committee meetings. As evidence of the engagement of the members of our Board, on average, our directors attended over 98% of the Board and applicable committee meetings in 2023. Directors are also subject to market standard limitations on outside activities, namely that directors may not serve on more than four other public company boards. Currently, none of our director nominees serve on more than two additional public company boards, and, accordingly, none are considered “overboarded” under most standards applied by our largest shareholders or by the major proxy advisor firms. Additionally, under our Guidelines on Corporate Governance Issues, current directors must notify the chairman of the Nominating and Governance Committee before accepting membership on another public company’s board. Furthermore, each director is required to tender his or her resignation to the Board upon termination of a director’s primary occupation or other significant change in business or professional circumstances.

The proposed policy is unduly restrictive and would put Caterpillar at a significant disadvantage in recruiting and retaining qualified director candidates.

On average, independent directors on S&P 500 boards have two public corporate board affiliations, and approximately 65% of independent directors serve on more than one public company board.1 As a result, the Board believes that adopting the proposed policy would make recruiting highly qualified director candidates extremely challenging and would put Caterpillar at a significant disadvantage relative to peers and other large, global corporations in the context of ongoing Board refreshment because it would significantly limit the pool of experienced director candidates available to recruit.

In addition, if adopted, this proposal would require that all current directors resign from their other directorships by 2025 or resign from Caterpillar’s board. This result would be highly disruptive to the overall function and oversight of Caterpillar’s Board.

Given the strong governance policies and practices that that Board already has in place to ensure that directors devote sufficient time to carry out their duties and responsibilities effectively, the policy requested by the proposal is unnecessary and not in the best interests of shareholders as it would be harmful to Caterpillar’s director recruiting, retention and oversight if implemented.

[1] 2023 Spencer Stuart Board Index available at https://www.spencerstuart.com/-/media/2023/september/usbi/2023_us_spencer_stuart_board_index.pdf

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OTHER IMPORTANT INFORMATION

MATTERS RAISED AT THE ANNUAL MEETING NOT INCLUDED IN THIS STATEMENT

We do not know of any matters to be acted upon at the 2024 Annual Meeting other than those discussed in this statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING

A proposal for action or the nomination of a director to be presented by any shareholder at the 2024 annual meeting of shareholders must be delivered in the manner and accompanied by the information required in our bylaws.

■	Rule 14a-8 proposals: If the proposal is to be included in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be received at the office of the Corporate Secretary on or before January 3, 2025.
■	Proposals or nominations not to be included in our proxy: If the proposal or the nomination of a director is not to be included in the proxy statement, the proposal must be received at the office of the Corporate Secretary no earlier than February 12, 2025, and no later than April 13, 2025.
■	Proxy access nominations: If the proposal is for the nomination of directors to be included in our proxy statement pursuant to proxy access under Article II, Section 4 of Caterpillar’s bylaws, the proposal must be received at the office of the Corporate Secretary no earlier than December 4, 2024, and no later than January 3, 2025.
■	Universal proxy rules: In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.

Our bylaws are available on our website at www.caterpillar.com/governance. Shareholder proposals, director nominations and requests for copies of our bylaws should be delivered to Caterpillar Inc. c/o Corporate Secretary, 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039.

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PERSONS OWNING MORE THAN FIVE PERCENT OF CATERPILLAR COMMON STOCK

The following table lists those persons or groups (based on a review of Schedule 13Gs filed with the SEC) who beneficially own more than five percent of Caterpillar common stock as of December 31, 2023:

	Voting Authority		Dispositive Authority		Total Amount of Beneficial Ownership	Percent of class
Name and Address	Sole	Shared	Sole	Shared
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	29,909,092	0	33,509,816	0	33,509,816	6.6
Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	29,267,534	0	29,445,081	0	29,445,081	5.8
State Street Corporation and various direct and indirect subsidiaries State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	0	12,020,972	0	37,722,884	37,741,566	7.4
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	0	668,804	46,161,858	2,190,321	48,352,179	9.5

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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

Security ownership (as of January 1, 2024) of Caterpillar’s executive officers, board of directors and nominees to the board of directors is included in the following table:

	Common Stock(1)		Shares Underlying Stock Options/ SARs/ RSUs Exercisable within 60 Days	Total
Andrew R. J. Bonfield	77,317		—	77,317
David L. Calhoun	49,188	(3)	—	49,188
Joseph E. Creed	11,066		41,532	52,598
Daniel M. Dickinson	5,047		—	5,047
James C. Fish, Jr.	4,200		—	4,200
Denise C. Johnson	17,968		42,124	60,092
Gerald Johnson	1,403		—	1,403
Suzette M. Long	13,976		34,645	48,621
David W. MacLennan	4,177	(4)	—	4,177
Judith F. Marks	—		—	—
Debra L. Reed-Klages	10,917	(3)	—	10,917
Susan C. Schwab	22,448	(3)	—	22,448
D. James Umpleby III	499,920		147,135	647,055
Rayford Wilkins, Jr.	6,247		—	6,247
All current directors and executive officers as a group(2) (18 persons)	801,561		631,246	1,432,807

*	Each person listed in the table has beneficial ownership of less than 1%.
(1)	Common stock that is directly or indirectly beneficially owned, including stock that is individually or jointly owned and shares over which the individual has either sole or shared investment or voting authority.
(2)	None of the shares held by the group has been pledged. The group total excludes the share ownership of Ms. Long, who retired on December 31, 2023.
(3)	Includes 4,063 shares that the holder has the right to acquire within 60 days under the Directors’ Deferred Compensation Plan.
(4)	Includes 670 shares that the holder has the right to acquire within 60 days under the Directors’ Deferred Compensation Plan.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Caterpillar with copies of such forms. Based on our review of the forms we have received, or written representations from reporting persons, we believe that, during the current fiscal year and in prior fiscal years, each of our executive officers and directors complied with all such filing requirements.

ACCESS TO FORM 10-K

Upon written request, without charge to each record or beneficial holder of Caterpillar common stock as of April 15, 2024, we will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC. Written requests should be directed to Caterpillar Inc. c/o Corporate Secretary, 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039.

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NON-GAAP FINANCIAL MEASURES

We provide the following definitions for the non-GAAP financial measures used in this report. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

We believe it is important to separately quantify the profit impact of five significant items in order for our results to be meaningful to our readers. These items consist of (i) restructuring costs related to the divestiture of the company’s Longwall business, (ii) other restructuring costs, (iii) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements, (iv) certain deferred tax valuation allowance adjustments and (v) goodwill impairment in 2022.  We do not consider these items indicative of earnings from ongoing business activities and believe the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aid with assessing our period-over-period results. In addition, we provide a calculation of ME&T free cash flow as we believe it is an important measure for investors to determine the cash generation available for financing activities including debt repayments, dividends and share repurchases.

Reconciliations of adjusted results to the most directly comparable GAAP measures are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share
Three Months Ended December 31, 2023 - U.S. GAAP	$3,134	18.4%	$3,249	$587	$2,676	$5.28
Restructuring costs	92	0.5%	92	27	65	0.13
Pension/OPEB mark-to-market (gains) losses	—	—%	(97)	(26)	(71)	(0.14)
Deferred tax valuation allowance adjustments	—	—%	—	18	(18)	(0.04)
Three Months Ended December 31, 2023 - Adjusted	$3,226	18.9%	$3,244	$606	$2,652	$5.23
Three Months Ended December 31, 2022 - U.S. GAAP	$1,680	10.1%	$2,099	$644	$1,454	$2.79
Goodwill impairment	925	5.6%	925	36	889	1.71
Restructuring costs	209	1.3%	209	59	150	0.29
Pension/OPEB mark-to-market (gains) losses	—	—%	(606)	(124)	(482)	(0.93)
Three Months Ended December 31, 2022 - Adjusted	$2,814	17.0%	$2,627	$615	$2,011	$3.86
Twelve Months Ended December 31, 2023 - U.S. GAAP	$12,966	19.3%	$13,050	$2,781	$10,335	$20.12
Restructuring costs - Longwall divestiture	586	0.9%	586	—	586	1.14
Other restructuring costs	194	0.3%	194	48	146	0.30
Pension/OPEB mark-to-market (gains) losses	—	—%	(97)	(26)	(71)	(0.14)
Deferred tax valuation allowance adjustments	—	—%	—	106	(106)	(0.21)
Twelve Months Ended December 31, 2023 - Adjusted	$13,746	20.5%	$13,733	$2,909	$10,890	$21.21
Twelve Months Ended December 31, 2022 - U.S. GAAP	$7,904	13.3%	$8,752	$2,067	$6,705	$12.64
Goodwill impairment	925	1.6%	925	36	889	1.68
Restructuring costs	299	0.5%	299	72	227	0.43
Pension/OPEB mark-to-market (gains) losses	—	—%	(606)	(124)	(482)	(0.91)
Twelve Months Ended December 31, 2022 - Adjusted	$9,128	15.4%	$9,370	$2,051	$7,339	$13.84

Reconciliations of ME&T free cash flow to the most directly comparable GAAP measure, net cash provided by operating activities are as follows:

	Twelve Months Ended December 31,
Millions of dollars	2023	2022
ME&T net cash provided by operating activities (1)	$11,688	$6,358
ME&T capital expenditures	(1,663)	(1,298)
Cash payments related to settlements with the U.S. Internal Revenue Service	—	717
ME&T free cash flow	$10,025	$5,777

(1)	See reconciliation of ME&T net cash provided by operating activities to consolidated net cash provided by operating activities within our 2023 10-K filing.

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FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

Q:	WHY AM I RECEIVING THESE PROXY MATERIALS?

A:	You have received these proxy materials because you were a Caterpillar shareholder of record as of April 15, 2024, and Caterpillar’s Board of Directors is soliciting your authority (or proxy) to vote your shares at the 2024 Annual Meeting. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

Q:	HOW CAN I ATTEND THE ANNUAL MEETING?

A:	The 2024 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a Caterpillar shareholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting.

You can attend the Annual Meeting online, vote and submit your questions during the meeting by visiting www.meetnow.global/MMUDZHQ. Please follow the registration instructions outlined below.

The online meeting will begin promptly at 8 a.m. Central Time on June 12, 2024. We encourage you to access the meeting prior to the start time to provide ample time for check-in.

Q:	HOW CAN I REGISTER FOR THE ANNUAL MEETING?

A:	Registered Holders: If you are a registered shareholder (i.e., you hold your shares through the Company’s transfer agent, Computershare, Inc.), you do not need to register to attend the Annual Meeting virtually on the Internet. To attend the meeting, please follow the instructions on the Proxy Card or Notice that you received with this Proxy Statement. To access the meeting, you will need the 15-digit control number printed on your card or notice.

Street Holders: If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as a bank or broker), you must register via either of the following two options:

Registration in Advance of the Annual Meeting: To register in advance, you must submit a Legal Proxy that reflects your proof of proxy power. The Legal Proxy must reflect your Caterpillar Inc. holdings along with your name. Please forward a copy of the Legal Proxy, along with your email address, to Computershare, Inc. Requests for registration should be directed to Computershare, Inc. either by email to legalproxy@computershare.com (forwarding the email from your broker, or attach an image of your legal proxy) or by mail to Computershare, Caterpillar Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5 p.m., Eastern Time on June 7, 2024. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials.

Registration at the Annual Meeting. An industry solution has been agreed upon to allow street holders to register at the Annual Meeting, provided that their broker or nominee is part of this industry solution. We expect the vast majority of street holders to be able to fully participate using the control number received from their broker or nominee with their voting instruction form. To confirm that your broker or nominee is part of this industry solution, please contact them. If they are not part of this industry solution, you will not be able to use the control number received from your broker or nominee and will need to follow the more detailed registration process described immediately above.

For more information on the available options and registration instructions, visit www.meetnow.global/MMUDZHQ.

Proponent of a Shareholder Proposal: For each shareholder proposal included in this proxy statement, the shareholder sponsor should notify the Company in writing of the individual authorized to present the proposal on behalf of the shareholder at the Annual Meeting. The notification should be received no later than 5 p.m. Eastern Time on June 10, 2024, and include the name, address and email address of the authorized individual. The Company will provide the authorized individual with instructions to join the virtual meeting and present the proposal. Please submit notification by email to catshareservices@cat.com or by mail to Caterpillar Inc. c/o Corporate Secretary, 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039.

Q:	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A STREET NAME HOLDER?

A:	A registered shareholder is a shareholder whose ownership of Caterpillar common stock is reflected directly on the books and records of our transfer agent, Computershare Inc. If you hold stock through a bank, broker or other intermediary, you hold your shares in “street name” and are not a registered shareholder. For shares held in street name, the registered shareholder is the bank, broker or other intermediary. Caterpillar only has access to ownership records for registered shareholders.

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Q:	WHEN WAS THE RECORD DATE, AND WHO IS ENTITLED TO VOTE?

A:	The Board of Directors set April 15, 2024, as the record date for the 2024 Annual Meeting. Holders of Caterpillar common stock as of the record date are entitled to one vote per share. As of April 15, 2024, there were 489,052,829 shares of Caterpillar common stock outstanding.

A list of all registered shareholders as of the record date will be available for examination by shareholders during normal business hours at 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039 at least ten days prior to the Annual Meeting.

Q:	HOW DO I VOTE?

A:	You may vote by any of the following methods:

At the Annual Meeting – If shares are registered in your name, to vote, you will need your 15-digit Control Number provided with the Notice of the Meeting or on your Proxy Card. If you are a street name holder, please refer to “How Can I Register for the Annual Meeting?” on page 77 for information on how to register to attend the Annual Meeting in order to vote your shares.

By Mail – Complete, sign and return the proxy and/or voting instruction card provided.

By Mobile Device – Scan this QR code and follow the voting links.

By Phone – Follow the instructions on your Internet Notice, proxy and/or voting instruction card or email notice.

By Internet – Follow the instructions on your Internet Notice, proxy and/or voting instruction card or email notice.

If you vote by phone, mobile device or the Internet, please have your Internet Notice, proxy and/or voting instruction card or email notice available. The control number appearing on your Internet Notice, proxy and/or voting instruction card or email notice is necessary to process your vote. A mobile device, phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail.

Q:	HOW DO I VOTE MY 401(K) OR SAVINGS PLAN SHARES?

A:	If you participate in a 401(k) or savings plan sponsored by Caterpillar or one of its subsidiaries that includes a Caterpillar stock investment fund, you may give voting instructions to the plan trustee with respect to the shares of Caterpillar common stock in that fund that are associated with your plan account by completing the voting instruction card or email notice you receive. The plan trustee will follow your voting instructions unless it determines that to do so would be contrary to law. If you do not provide voting instructions, the plan trustee will act in accordance with the employee benefit plan documents. In general, the plan documents specify that the trustee will vote the shares for which it does not receive instructions in the same proportion that it votes shares for which it received timely instructions unless it determines that to do so would be contrary to law.

You may revoke previously given voting instructions by following the instructions provided by the trustee.

Q:	WHAT ARE “BROKER NON-VOTES,” AND WHY IS IT IMPORTANT THAT I SUBMIT MY VOTING INSTRUCTIONS FOR SHARES I HOLD IN STREET NAME?

A:	Under the rules of the New York Stock Exchange (NYSE), if a broker or other financial institution holds your shares in its name, and you do not provide your voting instructions to them, that firm’s discretion to vote your shares for you is very limited. For this Annual Meeting, in the absence of your voting instructions, your broker only has discretion to vote on Proposal 2, the ratification of the appointment of our independent registered public accounting firm. It does not have discretion to vote your shares for any of the other proposals expected to be presented at the Annual Meeting. If you do not provide voting instructions and your broker elects to vote your shares on Proposal 2, the missing votes for each of the other proposals are considered “broker non-votes.”

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Q:	HOW CAN I AUTHORIZE SOMEONE ELSE TO ATTEND THE ANNUAL MEETING OR VOTE FOR ME?

A:	Registered Holders: Registered shareholders can authorize someone other than the individual(s) named on the Proxy Card or Notice to attend the virtual meeting or vote on their behalf by crossing out the individual(s) named on the Proxy Card or Notice and inserting the name, address and email address of the individual being authorized. Request registration of an authorized representative by forwarding an image of your updated Proxy Card or Notice to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Caterpillar Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Street Holders: Street name holders can authorize someone other than the individual(s) named on the legal proxy obtained from their broker to attend the virtual meeting or vote on their behalf by providing written authorization to the individual being authorized along with the legal proxy.

Contact information for the authorized individual, including name, address and email address is required for registration of the authorized representative. Requests for registration of

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an authorized representative along with the contact information specified above and an image of your legal proxy should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Caterpillar Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Requests for registration of an authorized representative must be labeled as “Legal Proxy” and be received no later than 5 p.m. Eastern Time on June 7, 2024.

Q:	HOW CAN I ASK QUESTIONS PERTINENT TO MEETING MATTERS?

A:	Shareholders may submit questions either before the Annual Meeting (from June 1 to June 10, 2024) or during the Annual Meeting. If you wish to submit a question either before or during the meeting, please log into www.meetnow.global/MMUDZHQ, enter the meeting password and your 15-digit control number (or the control number provided by your broker or nominee if you are a “street holder”), then follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.

Q:	HOW CAN I CHANGE OR REVOKE MY PROXY?

A:	Registered Holders: You may change or revoke your proxy by submitting a written notice of revocation to Caterpillar Inc. c/o Corporate Secretary at 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039 before the Annual Meeting or by attending the Annual Meeting and voting. For all methods of voting, the last vote cast will supersede all previous votes.

Street Holders: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:	A quorum of shareholders is necessary to hold a valid meeting. Holders of at least one-third of all Caterpillar common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and shares represented by broker non-votes that are present and entitled to vote at the Annual Meeting are counted as present for establishing a quorum.

Q:	WHAT VOTE IS NECESSARY FOR ACTION TO BE TAKEN ON PROPOSALS?

A:	In uncontested elections, director nominees are elected by a majority vote of the shares cast, meaning that each director nominee must receive a greater number of shares voted “for” such director than shares voted “against” such director. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the Board of Directors.

In a contested election, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats.

All other actions presented for a vote of the shareholders at the Annual Meeting require an affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.

Abstentions will have no effect on director elections. Abstentions will have the effect of a vote against all other proposals. Broker non-votes will not have an effect on any of the proposals presented for your vote.

Votes submitted by mail, telephone, mobile device or Internet will be voted by the individuals named on the card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	Whenever possible, registered shares and plan shares for multiple accounts with the same registration will be combined into the same proxy card. Shares with different registrations cannot be combined, and as a result, you may receive more than one proxy card. For example, shares held in your individual account will not be combined on the same proxy card as shares held in a joint account with your spouse.

Street shares are not combined with registered or plan shares and may result in your receipt of more than one proxy card. For example, shares held by a broker for your account will not be combined with shares registered directly in your name.

If you hold shares in more than one form, you must vote separately for each notice, proxy and/or voting instruction card or email notification you receive that has a unique control number to ensure that all shares you own are voted.

If you receive more than one proxy card for accounts that you believe could be combined because the registration is the same, contact our transfer agent (for registered shares) or your broker (for street shares) to request that the accounts be combined for future mailings.

Q:	WHAT IS HOUSEHOLDING?

A:	The Company and its intermediaries may engage in “householding,” which refers to the process pursuant to which delivery requirements for proxy statements and notices may be satisfied with respect to two or more shareholders sharing the same address through the delivery of a single proxy statement or a single Internet Notice addressed to those shareholders unless contrary

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instructions have been received. If your proxy materials are being householded, and you would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents, and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy materials by contacting the Corporate Secretary at (972) 891-7700 or 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039.

Q:	WHO PAYS FOR THE SOLICITATION OF PROXIES?

A:	Caterpillar pays the cost of soliciting proxies on behalf of the Board of Directors. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in-person. We have hired Innisfree M&A Incorporated (Innisfree) to assist in the solicitation. We will pay Innisfree a fee of $30,000 for these services and will reimburse their out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Proxies may also be solicited on behalf of the Board by directors, officers or employees of Caterpillar by telephone or in-person, or by mail or through the Internet. No additional compensation will be paid to such directors, officers or employees for soliciting proxies.

Q:	WHERE CAN I FIND VOTING RESULTS OF THE ANNUAL MEETING?

A:	We will announce preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

OTHER RESOURCES

Caterpillar is helping customers build a better, more sustainable world. To learn more, visit www.caterpillar.com/reports to read our latest Annual Report, Sustainability Report, Diversity & Inclusion Report and Lobbying Report.

The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

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ENTERPRISE AWARDS AND RECOGNITION

**THIRD PARTIES REGULARLY RECOGNIZE OUR EFFORTS.
WE ARE PLEASED TO HIGHLIGHT SOME OF OUR 2023 AWARDS.**

BARRON'S
#96 2024 100 Most Sustainable U.S. Companies

FORTUNE MAGAZINE
#20 Return on Leadership

THE WALL STREET JOURNAL
#39 Best Managed Companies of 2023

FORTUNE MAGAZINE
#68 Fortune 500

FORBES
#124 World's Best Employers

INTERBRAND
#83 Best Global Brands

FORBES
#229 Best Employers for Diversity

FINANCIAL TIMES
#108 Europe's Diversity Leaders

FORBES
#119 Forbes Global 2000

**FOR A FULL LIST OF OUR 2023 AWARDS AND RECOGNITIONS.
PLEASE VISIT: WWW.CATERPILLAR.COM/AWARDS.**

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2024 PROXY STATEMENT

Notice of Annual Meeting

June 12, 2024 | 8 a.m. CDT

CATERPILLAR®

© 2024 Caterpillar. All Rights Reserved. CAT, CATERPILLAR, LET'S DO THE WORK, their respective logos, "Caterpillar Corporate Yellow", the "Power Edge" and Cat "Modern Hex" trade dress as well as corporate and product identity used herein, are trademarks of Caterpillar and may not be used without permission.